UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
CHOICEPOINT INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ChoicePoint Inc.
1000 Alderman Drive
Alpharetta, Georgia 30005
Dear Shareholders,
      It is my pleasure to invite you to attend the 2006 Annual Meeting of Shareholders of ChoicePoint Inc., which will be held at the Lowes Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203, on Tuesday, April 25, 2006 at 10:00 a.m., local time.
      Information concerning the meeting, the nominees for the Board of Directors and other business to be conducted at the meeting is contained in the Notice of Annual Meeting of Shareholders and related Proxy Statement which follow.
      It is important that your shares be represented at the meeting in order for the presence of a quorum to be assured and for your vote to be counted. Please return your signed proxy card promptly, whether or not you plan to attend the meeting. You also may also vote by telephone or via the Internet by following the instructions on your proxy card. Your vote is very important to ChoicePoint.
      We appreciate your support in helping ChoicePoint create a safer, more secure society through the responsible use of information. On behalf of the officers and directors of ChoicePoint, we wish to thank you for your continuing confidence in ChoicePoint.

Derek V. Smith
Chairman and Chief Executive Officer
Alpharetta, Georgia
March [     ], 2006
YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY OR VOTE BY TELEPHONE OR BY THE INTERNET.

PROXY STATEMENT
ABOUT THE MEETING
CORPORATE GOVERNANCE
PROPOSAL NO. 1 -- ELECTION OF CHOICEPOINT DIRECTORS
PROPOSAL NO. 2 -- AMENDMENTS TO THE ARTICLES OF INCORPORATION AND TO THE BYLAWS TO DECLASSIFY THE BOARD OF DIRECTORS
CHOICEPOINT SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CHOICEPOINT EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
CHOICEPOINT STOCK PERFORMANCE GRAPH
PROPOSAL NO. 3 -- APPROVAL OF THE CHOICEPOINT INC. 2006 OMNIBUS INCENTIVE PLAN
REPORT OF AUDIT COMMITTEE
PROPOSAL NO. 4 -- RATIFICATION OF APPOINTMENT OF CHOICEPOINT INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
AUDIT FEES AND OTHER FEES
OTHER MATTERS

CHOICEPOINT INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 25, 2006

       NOTICE IS HEREBY GIVEN that ChoicePoint Inc. will hold the 2006 annual meeting of its shareholders (the “Annual Meeting”) on Tuesday, April 25, 2006 at 10:00 a.m. local time, for the following purposes:

(1) To elect one director for a term expiring in 2007 and four directors for terms expiring in 2009;

(2) To approve amendments to the Company’s Articles of Incorporation and the Amended and Restated Bylaws to declassify the Board of Directors;

(3) To approve the ChoicePoint Inc. 2006 Omnibus Incentive Plan;

(4) To ratify the appointment of the Company’s independent registered public accountants; and

(5) To transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.
      The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting. Only ChoicePoint shareholders of record at the close of business on March 7, 2006 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.
      Regardless of whether you plan to attend the Annual Meeting in person, you are urged to vote promptly by dating, signing and returning the enclosed proxy card in the accompanying envelope, or by voting by telephone or via the Internet as instructed on your proxy card.

By Order of the Board of Directors,

David W. Davis
Corporate Secretary
Alpharetta, Georgia
March [     ], 2006

CHOICEPOINT INC.
1000 Alderman Drive
Alpharetta, Georgia 30005

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be Held April 25, 2006
      The 2006 Annual Meeting of Shareholders of ChoicePoint Inc. (“ChoicePoint,” the “Company,” “our,” “we” or “us”) will be held on April 25, 2006, at the Lowes Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203, beginning promptly at 10:00 a.m., local time (the “Annual Meeting”). The enclosed form of proxy is solicited by our Board of Directors. It is anticipated that this proxy statement and the accompanying proxy card will first be mailed to holders of our common stock on or about March [     ], 2006.
ABOUT THE MEETING
Why am I receiving these proxy materials?
      You are receiving these proxy materials because you own shares of common stock in ChoicePoint Inc. This proxy statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.
      When you vote you appoint Derek V. Smith, Douglas C. Curling and David W. Davis as your representatives at the Annual Meeting. Messrs. Smith, Curling and Davis will vote your shares, as you have instructed them, at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to vote in advance of the Annual Meeting in the event your plans change.
      If an issue properly comes up for vote at the Annual Meeting that is not on the proxy card, Messrs. Smith, Curling and Davis will vote your shares, under your proxy, in accordance with their best judgment.
What am I voting on?
      You are being asked to vote on:

•	the election of one director for a term expiring in 2007 and four directors for terms expiring in 2009;

•	approval of amendments to the Company’s Articles of Incorporation and the Amended and Restated Bylaws (the “Bylaws”) to declassify the Board of Directors;

•	approval of the ChoicePoint Inc. 2006 Omnibus Incentive Plan; and

•	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants.
      No cumulative voting rights are authorized and dissenters’ rights are not applicable to these matters.

Who is entitled to vote?
      Shareholders as of the close of business on March 7, 2006 are entitled to vote at the Annual Meeting. This is referred to as the record date. Each share of common stock is entitled to one vote.
How do I vote?
      You may vote by mail. You do this by signing and dating your proxy card or voting instruction form and mailing it in the enclosed, prepaid and addressed envelope.
      You may vote by telephone. You do this by calling the toll-free telephone number on your proxy card or voting instruction form on a touch-tone phone. Be sure to have your proxy card or voting instruction form available. Telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on April 24, 2006. If you hold your shares in the name of a bank or broker, your ability to vote by telephone depends on their voting processes. Please follow the directions on your proxy card or voting instruction form carefully.
      You may vote by Internet. You do this by visiting the Internet site at www.cesvote.com. Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on April 24, 2006. If you hold your shares in the name of a bank or broker, your ability to vote by the Internet depends on their voting processes. Please follow the directions on your proxy card carefully.
      You may also vote in person at the Annual Meeting. Written ballots will be available to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name” (through a broker or other nominee, such as a bank), you must request a legal proxy from your bank or broker in order to vote at the Annual Meeting.
How many shares must be present in order to hold the Annual Meeting?
      As of March 7, 2006, 86,184,037 shares of common stock were issued and outstanding, excluding 4,997,416 treasury shares. A majority of the outstanding shares as of the record date, equal to 43,092,019 shares, must be present at the Annual Meeting either in person or by proxy in order to hold the Annual Meeting and conduct business. This is called a quorum.
What does it mean if I receive more than one proxy card?
      It means that you have multiple accounts at the transfer agent and/or with brokers. Please vote all proxy cards to ensure that all your shares are voted. You may wish to consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address for better customer service.
What if I change my mind after I return my proxy?
      If you are a shareholder of record, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	sending written notice to our Corporate Secretary at 1000 Alderman Drive, Alpharetta, Georgia 30005;

•	signing another proxy with a later date;

•	voting again by telephone or Internet; or

•	voting in person at the Annual Meeting.
      If you hold your shares in “street name,” you may submit new voting instructions by contacting your bank, stockbroker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above.

How may I vote for the nominees for election of director?
      With respect to the election of nominees for director, you may:

•	vote FOR the election of each of the five nominees for director;

•	WITHHOLD AUTHORITY to vote for any of the five nominees; or

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominee or nominees.
How many votes must the nominees for election as director receive to be elected?
      If a quorum is present at the Annual Meeting, the nominee that receives the greatest number of affirmative votes of the nominees for a term expiring in 2007 and the four nominees receiving the greatest number of affirmative votes of all nominees for a term expiring in 2009, known as a plurality, will be elected to serve as directors. Shares that are not voted and shares for which votes are withheld will not affect the outcome of the election for directors. Withholding authority to vote for a particular nominee will not prevent that nominee from being elected.
What happens if a nominee is unable to stand for election?
      The Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee.
How may I vote for approval of the ChoicePoint Inc. 2006 Omnibus Incentive Plan?
      With respect to the proposal to approve the ChoicePoint Inc. 2006 Omnibus Incentive Plan, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.
How many votes must the approval of the ChoicePoint Inc. 2006 Omnibus Incentive Plan receive to pass?
      If a quorum is present at the Annual Meeting, the proposal to approve the ChoicePoint Inc. 2006 Omnibus Incentive Plan must receive the affirmative vote of a majority of the votes cast on this proposal, provided that the total number of votes cast on this matter represents greater than 50% of ChoicePoint’s outstanding shares entitled to vote. Abstentions are counted as votes cast on this proposal and, as a result, have the same effect as a vote against the proposal.
How may I vote for approval of the amendments to the Articles of Incorporation and to the Bylaws to declassify the Board of Directors?
      With respect to the proposal to approve the amendments to the Articles of Incorporation and Bylaws to declassify the Board of Directors, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.
How many votes must the approval of the amendments to the Articles of Incorporation and Bylaws to declassify the Board of Directors receive to pass?
      The approval of the amendment to Articles of Incorporation requires the affirmative vote of a majority of shares entitled to vote on the matter. The approval of an amendment to the Bylaws only requires that the number of votes cast favoring the action exceed the number of votes cast opposing the action. However, the amendments to the Articles of Incorporation and the Bylaws are intended to achieve the same purpose of declassifying the Board of Directors and therefore the amendment to the Bylaws is being submitted to shareholders contingent on the amendment to the Articles of Incorporation also being approved. Accordingly, the combined proposal to approve both amendments will only be approved if a quorum is present at the Annual Meeting and the proposal receives the affirmative vote of a majority of shares entitled to vote on the matter. Abstentions will have the same effect as a vote against approving this proposal.
How may I vote for the ratification of the appointment of the independent registered public accountants?
      With respect to the proposal to ratify the appointment of Deloitte & Touche LLP as ChoicePoint’s independent registered public accountants for fiscal year 2006, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.
How many votes must the ratification of the appointment of the independent registered public accountants receive to pass?
      If a quorum is present at the Annual Meeting, the proposal to ratify the appointment of the independent registered public accountants will be approved if the number of votes cast favoring the action exceeds the number of votes cast opposing the action. Abstentions are neither counted as votes cast for or against this proposal and, as a result, have no effect on the outcome of the vote.
What happens if I sign and return my proxy card but do not provide voting instructions?
      If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR election of each of the five named director nominees, FOR the amendments to the Company’s Articles of Incorporation and Bylaws to declassify the Board of Directors, FOR the approval of the ChoicePoint Inc. 2006 Omnibus Incentive Plan, and FOR the ratification of the appointment of the independent registered public accountants. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.
Will my shares be voted if I do not sign and return my proxy card?
      If your shares are held in “street name,” your bank or brokerage firm may vote your shares under certain circumstances. These circumstances include certain routine matters, such as the election of directors and the ratification of independent registered public accountants. Therefore, if you do not vote your shares, your bank or brokerage firm may either vote your shares on routine matters or leave your shares unvoted. When a bank or brokerage firm votes its customers’ unvoted shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting.
      A bank or brokerage firm cannot vote customers’ shares on non-routine matters such as the approval of the amendments to the Articles of Incorporation and Bylaws or approval of the 2006 Omnibus Incentive Plan without direction from the beneficial owner. Therefore, if your shares are held in street name and you do not vote your shares, your shares will not be voted on these non-routine matters. These “broker non-votes” are counted for purposes of establishing a quorum for the Annual Meeting; however, broker non-votes are neither counted as votes cast for or against a matter presented for shareholder consideration and, as a result, have no effect on the outcome of the vote, except with regard to the proposal to amend the Articles of Incorporation and Bylaws, in which case broker non-votes have the same effect as a vote against the proposal.
Where do I find the voting results of the meeting?
      We will announce preliminary voting results at the meeting and will publish the final results in the Company’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2006. The report will be filed with the Securities and Exchange Commission (the “SEC”), and you will be able to get a copy by contacting our Corporate Secretary at (770) 752-6000, the SEC at (800) SEC-0330 for the location of the nearest public reference room, through our Web site at www.choicepoint.com or the SEC’s EDGAR system at www.sec.gov.
CORPORATE GOVERNANCE
      The ChoicePoint Board of Directors represents the shareholders’ interests in achieving a successful business and increasing shareholder value in long-term financial returns and has always been committed to the highest level of corporate governance. The Board has a responsibility to its shareholders, employees, customers, and to the communities where it operates, to ensure that the Company operates with the highest professional, ethical, legal and socially responsible standards and to use information responsibly while helping our customers manage economic risks and threats to society.
Director Independence
      Since ChoicePoint became a public company, the Board of Directors has always been comprised of a majority of independent directors, as required by the New York Stock Exchange listing standards. In July 2002, the Board of Directors created the position of lead director, whose primary responsibility is to preside over the regular executive sessions of the Board of Directors in which management directors and other members of management do not participate. The non-management directors elected Charles I. Story as lead director to preside over the Executive Sessions.
      The Board of Directors has affirmatively determined that all of the directors and nominees for director are independent under the New York Stock Exchange listing standards, and the ChoicePoint categorical listing standards, with the exception of Derek V. Smith and Douglas C. Curling, each of whom are considered inside directors because of their employment with the Company. The ChoicePoint Board of Directors has adopted the following categorical listing standards:
      In no event will a director be considered “independent” if:

•	the director was employed by the Company or any of its direct or indirect subsidiaries within the preceding three years;

•	an immediate family member of the director was employed by the Company or any of its direct or indirect subsidiaries as an executive officer within the preceding three years;

•	an immediate family member of the director is a current employee of the Company’s internal or external auditor and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

•	the director or any immediate family member received more than $100,000 during any 12-month period within the last three years in direct compensation from the Company or any of its direct or indirect subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (as long as such compensation is not contingent in any way on continued service);

•	the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor;

•	the director is a current employee at a firm that is the Company’s internal or external auditor;

•	the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

•	an executive officer of the Company was on the compensation committee of the board of directors of a company that employed either the director or an immediate family member of the director as an executive officer; or

•	the director is or within the last three years was an executive officer or an employee, or an immediate family member of the director is or within the last three years was an executive officer, of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million, or 2% of the other company’s consolidated gross revenues.
      The following relationships will not be considered to be material relationships that would impair a director’s independence:

•	if a director is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of the indebtedness is less than one percent of the total consolidated assets of the indebted company; and

•	if a director serves as an executive officer, director or trustee, or an immediate family member of the director serves as an executive officer, of a charitable organization and the Company’s charitable contributions to the organization in any of the last three fiscal years, in the aggregate, are less than (1) one percent of that organization’s latest publicly-available consolidated gross revenues (or annual charitable receipts, if revenue information is not available) or (2) $50,000, whichever is greater.
Corporate Governance Guidelines
      The ChoicePoint Inc. Corporate Governance Guidelines incorporate the practices and policies under which the Board has operated, including the requirement that a substantial majority of directors be outside, independent directors and that the Audit Committee, Management Compensation and Benefits Committee (the “Compensation Committee”) and the Corporate Governance and Nominating Committee be comprised entirely of independent directors. Principal topics addressed by the Corporate Governance Guidelines include:

•	Board composition, including board size, independence of directors, number of independent directors, lead director position and succession planning;

•	Board functions, including executive sessions of non-employee directors, length of board service, access to management, board retirement and management development and succession planning; and

•	Board committees, including responsibilities for each committee, nomination and selection of directors, director compensation, board assessment, chief executive officer evaluation and retention of independent advisors.
      The Corporate Governance and Nominating Committee periodically reviews and amends the Corporate Governance Guidelines as needed. A copy of the ChoicePoint Inc. Code of Conduct, Code of Ethics for Senior Financial Officers and Business Unit Leaders, the Corporate Governance Guidelines and charters for the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee may be found on the Company’s Web site at www.choicepoint.com. Copies will be provided to shareholders without charge who request a copy in writing to the Corporate Secretary, ChoicePoint Inc., 1000 Alderman Drive, Alpharetta, Georgia 30005.
Nominees for Director
      The Corporate Governance and Nominating Committee will consider nominees recommended by the Board of Directors, management and shareholders. The Corporate Governance and Nominating Committee is authorized to retain third-party executive search firms to identify candidates.
      The Corporate Governance and Nominating Committee will consider certain factors when selecting Board candidates, including, but not limited to, the current composition and diversity of skills of the Board, expertise and experience of a director leaving the Board, expertise required for a particular Board committee or if there is a corporate need for specific skills. The Corporate Governance and Nominating Committee applies the following guidelines when considering a prospective candidate for the Board:

•	A desire to serve on the Board primarily to contribute to the growth and prosperity of ChoicePoint and help create long-term value for its shareholders;

•	Individuals who possess the highest personal and professional ethics, integrity and values;

•	Business or professional knowledge and experience that will contribute to the effectiveness of the Board and the committees of the Board, and will replace, when possible, important attributes possessed by directors who have retired or will retire in the near future;

•	The ability to understand and exercise sound judgment on issues related to the goals of ChoicePoint;

•	A willingness and ability to devote the time and effort required to serve effectively on the Board, including preparation for and attendance at Board and committee meetings;

•	An understanding of the interests of shareholders, customers, employees and the general public, the intention and ability to act in the interests of all shareholders and an understanding of the use of information to help create a safer, more secure society;

•	A position of leadership in his or her field of endeavor which may include business, government, community or education; and

•	Free of interests or affiliations that could give rise to a biased approach to directorship responsibilities and/or a conflict of interest, and free of any material business relationship with ChoicePoint except for the employment relationship of an inside director.
      A specific area of business expertise that will best benefit the Company will be identified by the Corporate Governance and Nominating Committee and based on this determination, and the criteria required for potential nominees, candidates possessing the targeted skills and requirements will be selected. Once a prospective nominee has been identified, the Chairman of the Board will initiate discussions with a prospective candidate and make appropriate recommendations to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will consider the qualifications of the potential candidate and make a recommendation to the full Board. Candidates are subject to ChoicePoint’s background screening process.
      Any shareholder who wishes to recommend a prospective candidate for the Board of Directors for consideration by the Corporate Governance and Nominating Committee may do so by submitting the nominee’s name and qualifications in writing to the following address: ChoicePoint Inc., 1000 Alderman Drive, Alpharetta, Georgia 30005, Attn: Corporate Secretary. The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates a nominee based on whether the nominee was recommended by a shareholder, a director or the Corporate Governance and Nominating Committee.
Communications with Directors
      Shareholders wishing to communicate with the Board of Directors, any of its committees, or one or more individual directors regarding relevant business issues or who wish to make concerns regarding ChoicePoint known to the non-employee directors as a group, should send all written communications to: ChoicePoint Inc., 1000 Alderman Drive, Alpharetta, Georgia 30005, Attn: Corporate Secretary. Written correspondence will be forwarded to the appropriate directors.
PROPOSAL NO. 1 — ELECTION OF CHOICEPOINT DIRECTORS
      The ChoicePoint Board of Directors has currently fixed the number of ChoicePoint directors at ten. The ChoicePoint Board of Directors is divided into three classes, with each class elected for a three-year term. Terms are staggered so that one class is elected each year. The terms of Douglas C. Curling, James M. Denny, Kenneth G. Langone and Charles I. Story will expire at the Annual Meeting and all but Mr. Denny will stand for reelection. Mr. Denny will be retiring from the Board of Directors as of the date of the Annual Meeting. A non-employee director of the Company recommended M. Anne Szostak as a potential board candidate to the Corporate Governance and Nominating Committee, which recommended Ms. Szostak to the Board of Directors for election as a director. Ms. Szostak was appointed as a director by the Board of Directors in December 2005 and is now standing for election by the shareholders for a term expiring at the 2007 Annual Meeting of Shareholders. A non-employee director of the Company recommended E. Renae Conley as a potential board candidate to the Corporate Governance and Nominating Committee, which recommended Ms. Conley to the Board of Directors for election as a director. Ms. Conley is standing for election by the shareholders for a term expiring at the 2009 Annual Meeting of Shareholders.
      Shareholders are being asked to consider approving Proposal No. 2, which, if approved, will amend the Articles of Incorporation and the Bylaws to eliminate the classified board structure. If this proposal is approved at the Annual Meeting, the current slate of directors will continue to serve for their elected terms. The proposed amendments will not shorten the term of any director now serving on the Board or elected to serve on the Board at this Annual Meeting. If the proposal is approved, then the class of directors whose terms expire in 2007 will be elected to a one-year term at the 2007 Annual Meeting. Thereafter, upon expiration of each director’s term, he or she will be elected on an annual basis and the Board will be fully declassified in 2009. Please see “Proposal No. 2 — Amendment to the Articles of Incorporation and to the Bylaws to Declassify the Board of Directors” for more information on this proposal.
      The Board of Directors has nominated Messrs. Curling, Langone and Story and Ms. Szostak and Ms. Conley to stand for election or reelection at the Annual Meeting.
      Each nominee, other than Ms. Conley, is currently a director of ChoicePoint, and each nominee has consented to to serve as a director if elected. If elected, the nominees listed below will serve for the terms indicated or until their successors are elected and qualified. If any nominee for director shall be unable to serve, and the persons named in the proxy may vote for a substitute nominee.
      There are no family relationships between any director, person nominated to be a director or any executive officer of ChoicePoint or its subsidiaries.
      Set forth below is information about the director nominees and about the incumbent directors whose terms will expire in 2007 and 2008.
Nominee for a Term Expiring in 2007
      M. Anne Szostak, 55, has served as a director of ChoicePoint since December 2005. She has served as President and Chief Executive Officer of Szostak Partners, LLC, a consulting firm that advises businesses on strategic and human resource issues, since 2004. From 1994 to 2004, she served as Executive Vice President and Corporate Director of Human Resources of FleetBoston Financial Corporation and served in a variety of executive positions with FleetBoston Financial Corporation since 1973. Ms. Szostak also serves as a director of Tupperware Brands Corporation, a manufacturer of food storage, preparation and serving items, Spherion Corporation, a provider of temporary staffing, managed services and permanent placement services, and Belo Corp, a media company.
Nominees for Terms Expiring in 2009
      E. Renae Conley, 48, has been nominated to serve as a director of ChoicePoint. Ms. Conley has served as President and Chief Executive Officer of Entergy Louisiana Inc. since 2000, where she is responsible for the company’s electric distribution system, natural gas distribution operations, regulatory and governmental affairs, customer service, economic development programs and the company’s financial performance.

      Douglas C. Curling, 51, has served as a director of ChoicePoint since May 2000. He has served as President since April 2002 and as Chief Operating Officer since May 1999. He served as Chief Operating Officer and Treasurer from May 1999 to May 2000 and served as Executive Vice President, Chief Financial Officer and Treasurer of the Company from 1997 until May 1999.
      Kenneth G. Langone, 70, has served as a director of ChoicePoint since May 2000. Mr. Langone has served as Chairman, President and Chief Executive Officer of Invemed Associates LLC, an investment banking and brokerage firm, since 1974. He also serves as a director of The Home Depot, Inc., a home improvement retailer, Unifi, Inc., a producer of textile yarns, YUM! Brands, Inc., a food services company, and several private corporations.
      Charles I. Story, 51, has served as a director of ChoicePoint since June 1997. He has served as President of ECS Group, Inc., a provider of business consulting services for executive talent development, since January 2005. He served as President and CEO of INROADS, Inc., an international non-profit training and development organization, from January 1993 until October 2005. He also serves as a director of Briggs & Stratton Corporation, a producer of gasoline engines, and as an advisory director to AmSouth Bank.
Incumbent Directors Whose Terms Will Expire in 2008
      Dr. John J. Hamre, 55, has served as a director of ChoicePoint since May 2002. Dr. Hamre has served as President and Chief Executive Officer of the Center for Strategic and International Studies, a non-partisan, non-profit research institute, since January 2000. Dr. Hamre served as U.S. Deputy Secretary of Defense from 1997 until 2000 and as Comptroller under the Secretary of Defense from 1993 to 1997. Dr. Hamre received his Ph.D., with distinction, in 1978 from the School of Advanced International Studies, John Hopkins University. He serves as a director of ITT Industries, Inc., a manufacturer of engineering products, and as an advisory board member for several organizations.
      John B. McCoy, 62, has served as a director of ChoicePoint since December 2003. He is the retired Chairman of Bank One Corporation, a bank holding company. From June 2000 to December 2003, he served as Chairman of Corillian Corporation, a provider of online banking and software services. He served as Chief Executive Officer of Bank One Corporation from 1984 to 1999. Mr. McCoy currently serves as a director of AT&T Inc., a telecommunications service provider, and Cardinal Health, Inc., a provider of health care services.
      Terrence Murray, 66, has served as a director of ChoicePoint since May 2002. He served as Chairman of the Board of FleetBoston Financial Corporation, a diversified financial services company, from 2001 to 2002 and served as Chairman, President and Chief Executive Officer from 1982 through 2001, except in 1988, when he served only as President and from 2000 to 2001, when he served as Chairman and Chief Executive Officer. He serves as a director of A. T. Cross Company, a producer of writing instruments, CVS Corporation, a retail drugstore chain, and Air Products and Chemicals, Inc., a gas and chemicals company.
Incumbent Directors Whose Terms Will Expire in 2007
      Ray M. Robinson, 58, has served as a director of ChoicePoint since December 2004. Mr. Robinson has served as Vice Chairman of the East Lake Community Foundation since 2005 and as its Chairman from 2003 to 2005. He is the President Emeritus of Atlanta’s East Lake Golf Club and served as its President from 2003 to January 2006. He was President of the Southern Region of AT&T Corporation from 1996 until his retirement in May 2003. Mr. Robinson currently serves as a director of Aaron Rents, Inc., a provider of rental, lease ownership and specialty retailing of consumer electronics, residential and office furniture and appliances, Acuity Brands, Inc., a producer of lighting equipment and specialty products, Avnet, Inc., a distributor of electronic components, enterprise network and computer equipment and embedded subsystems, American Airlines, Inc., a passenger airlines company, and Citizens Trust Bank.

      Derek V. Smith, 51, is the Chairman and Chief Executive Officer of the Company. Mr. Smith has served as Chairman of the Board since May 1999 and as Chief Executive Officer and a director of the Company since May 1997. He also served as President of the Company from May 1997 until April 2002.
      THE CHOICEPOINT BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MS. SZOSTAK AS A DIRECTOR TO HOLD OFFICE UNTIL THE 2007 ANNUAL MEETING OF SHAREHOLDERS AND “FOR” THE ELECTION OF MESSRS. CURLING, LANGONE AND STORY AND MS. CONLEY AS DIRECTORS TO HOLD OFFICE UNTIL THE 2009 ANNUAL MEETING OF SHAREHOLDERS, AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.
PROPOSAL NO. 2 — AMENDMENTS TO THE ARTICLES OF INCORPORATION AND TO THE
BYLAWS TO DECLASSIFY THE BOARD OF DIRECTORS
      The Board of Directors presently consists of 10 directors and is divided into three classes. Each class is elected for a three-year term. The Board of Directors is currently comprised of four Class III directors whose terms expire at this Annual Meeting, three Class I directors whose terms expire at the 2007 Annual Meeting and three Class II directors whose terms expire at the 2008 Annual Meeting. The Board of Directors is submitting for approval by the Company’s shareholders amendments to the Company’s Articles of Incorporation and to the Bylaws that would transition the Board of Directors to a declassified structure. If this proposal is approved by the shareholders at the Annual Meeting, (1) the Bylaws will automatically be amended without further action by the Board of Directors and (2) ChoicePoint will file Articles of Amendment to its Articles of Incorporation with the Georgia Secretary of State as soon as practicable after the 2006 Annual Meeting to amend the Articles of Incorporation. These amendments will have the effect of declassifying the Board of Directors over time in the following manner:

•	directors elected at the Annual Meeting will be elected to a term expiring at the 2009 Annual Meeting;

•	directors elected at the 2007 Annual Meeting will be elected for a one-year term expiring at the 2008 Annual Meeting;

•	directors elected at the 2008 Annual Meeting will be elected for a one-year term expiring at the 2009 Annual Meeting; and

•	directors elected at the 2009 Annual Meeting and each Annual Meeting thereafter will be elected for a term expiring at the next Annual Meeting.
      The current slate of directors, including the directors elected at the Annual Meeting, will continue to serve for their elected terms.
      The Board of Directors unanimously has deemed that it is desirable and in the best interests of the Company and its shareholders, and recommends that the shareholders approve, an amendment to Article IV, Section 2 of the Company’s Articles of Incorporation and to Section 2.2 of the Company’s Bylaws, in order to declassify the Board of Directors and provide for the annual election of all directors as their terms expire.
      This proposal to amend the Company’s Articles of Incorporation and the Bylaws to declassify the Board of Directors is intended to continue to enhance the Company’s corporate governance policies and procedures and to increase director accountability to shareholders.
      Article IV of the Articles of Incorporation currently requires the Board of Directors to be divided into three classes as nearly equal in number as possible. Each class of directors serves staggered, three-year terms, with the term of office of one class expiring each year.

      The proposed amendment to Section 2 of Article IV of the Articles of Incorporation of ChoicePoint Inc. is as follows:

2. At the 2006 Annual Meeting of Shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2009 Annual Meeting of Shareholders; at the 2007 Annual Meeting of Shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2008 Annual Meeting of Shareholders; at the 2008 Annual Meeting of Shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2009 Annual Meeting of Shareholders; and at each Annual Meeting of Shareholders thereafter, the directors shall be elected for terms expiring at the next Annual Meeting of Shareholders. A Director shall hold office until the Annual Meeting of Shareholders for the year in which such Director’s term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
      The proposed amendment to Section 2.2 of Article Two of the Bylaws of ChoicePoint Inc. is as follows:

Section 2.2 Number of Directors and Term of Office. The number of Directors shall be not less than seven, nor more than fifteen Shareholders, and shall be fixed within such range by the Board of Directors. At the 2006 Annual Meeting of Shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2009 Annual Meeting of Shareholders; at the 2007 Annual Meeting of Shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2008 Annual Meeting of Shareholders; at the 2008 Annual Meeting of Shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2009 Annual Meeting of Shareholders; and at each Annual Meeting of Shareholders thereafter, the directors shall be elected for terms expiring at the next Annual Meeting of Shareholders. A Director shall hold office until the Annual Meeting of Shareholders for the year in which such Director’s term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
      Classified boards have been widely adopted by companies and have a long history in corporate law. Some investors and corporate governance organizations have come to view classified boards as having the effect of insulating directors from being accountable to a company’s shareholders. ChoicePoint adopted a classified Board at its inception as a means to deter unfriendly and unsolicited takeover proposals and to promote continuity and stability in the management of the business of the Company.
      The Board of Directors has reviewed the arguments for and against continuation of the classified Board, and in light of ChoicePoint’s continued growth since adoption of the Articles of Incorporation and the Bylaws, and given its current size and financial strength, the Board of Directors determined that the classified Board structure should be eliminated. This determination by the Board is in furtherance of its goal of ensuring that the Company’s corporate governance policies establish director accountability to the Company’s shareholders and will allow shareholders the opportunity each year to review and express their views on the performance of the Board of Directors collectively and each director individually. Because there is no limit to the number of terms an individual may serve, the continuity and stability of the Board’s membership and the Company’s corporate governance policies and long-term strategic planning should not be affected.
      The Board of Directors has unanimously approved the proposed amendments to declassify the organization of the Board of Directors and, if approved by the requisite vote of the shareholders as set forth below, the Articles of Incorporation and the Bylaws shall be amended to declassify the Board of Directors.

      If this proposal is not approved, pursuant to the Company’s current Articles of Incorporation, the Board of Directors will remain classified and approximately one-third of the Board will stand for election in any given year.
Board Meetings and Committees
      The Board of Directors of ChoicePoint met five times during 2005. The Board of Directors has established several standing committees, which met at various intervals as indicated below. All directors attended at least 75% of the meetings of the Board of Directors and the various committees of which they were members. The Company has not adopted a formal policy regarding Board members’ attendance at the Company’s annual meetings; however, the Company encourages all Board members to attend the annual meetings. All of the Company’s directors, except Mr. Thomas M. Coughlin, were in attendance at the 2005 Annual Meeting of Shareholders.

Executive Committee
      The members of the Executive Committee are Messrs. Smith (Chairman), Langone, Murray and Story. The Executive Committee did not meet, but took action by written consent, once during 2005. This committee is authorized to exercise the powers of the Board of Directors in the management of all of the affairs of ChoicePoint during the intervals between Board of Directors meetings, subject to the Board of Directors’ direction and certain statutory limitations.

Management Compensation and Benefits Committee
      The members of the Compensation Committee are Messrs. Murray (Chairman) and McCoy and Dr. Hamre. The Compensation Committee met twice during 2005. This committee is responsible for all decisions regarding compensation of the Chief Executive Officer and named executive officers and incentive compensation awards for ChoicePoint’s executive officers. The Compensation Committee is also responsible for establishing and approving compensation policies, management incentive compensation plans and other material benefit plans. The Board has affirmatively determined that all members of the Compensation Committee are independent under the New York Stock Exchange listing standards.

Audit Committee
      The members of the Audit Committee are Messrs. McCoy (Chairman), Denny and Story. The Audit Committee met six times during 2005. This committee is responsible for reviewing and recommending to the Board of Directors the engagement or discharge of independent registered public accountants, reviewing with independent registered public accountants the scope, plan for and results of the audit engagement, reviewing the scope and results of ChoicePoint’s internal audit department, reviewing the adequacy of ChoicePoint’s system of internal accounting controls, reviewing the status of material litigation and corporate compliance, and any other matters the Audit Committee deems appropriate. The Board of Directors has determined that Mr. McCoy is qualified as an Audit Committee Financial Expert, within the meaning of SEC regulations, and possesses related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Board has affirmatively determined that all members of the Audit Committee are independent under the New York Stock Exchange listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has established the Audit Committee in accordance with Rule 10A-3 promulgated under the Exchange Act.

Privacy and Public Responsibility Committee
      The members of the Privacy and Public Responsibility Committee are Dr. Hamre (Chairman) and Messrs. Curling and Robinson. The Privacy and Public Responsibility Committee met three times in 2005. This committee is responsible for reviewing, monitoring legislation and recommending policies to the Board of Directors as to privacy matters affecting ChoicePoint and overseeing the discharge of duties by the Office of Credentialing, Compliance and Privacy, as well as monitoring and evaluating the Company’s corporate citizenship programs and activities for the support of charitable, political and educational organizations and community and government relations.

Corporate Governance and Nominating Committee
      The members of the Corporate Governance and Nominating Committee are Messrs. Langone (Chairman), McCoy and Murray and Dr. Hamre. The Corporate Governance and Nominating Committee met twice during 2005. This committee is responsible for identifying corporate governance issues, creating corporate governance policies, identifying and recommending potential candidates for election to the Board of Directors and reviewing director compensation. The Board has affirmatively determined that all members of the Corporate Governance and Nominating Committee are independent under the New York Stock Exchange listing standards.
Director Compensation
      Directors who are salaried officers or employees of ChoicePoint receive no additional compensation for services as a director or as a member of a committee of the Board of Directors. Each director who is not a salaried officer or employee of ChoicePoint is compensated as follows. The non-employee chairman of the Board of Directors is paid an annual fee of $40,000 for his or her services and an additional fee of $2,500 for attendance at each meeting of the Board of Directors or a committee thereof. ChoicePoint non- employee directors are paid an annual fee of $40,000 for services as a director, an additional fee of $1,500 for attendance at each meeting of the Board of Directors, and $1,000 for attendance at each committee meeting. The chairman of the Audit Committee receives an annual fee of $10,000 and each other committee chairman receives an annual fee of $5,000. Derek V. Smith and Douglas C. Curling do not receive this compensation since they are salaried employees of ChoicePoint.
      Upon initial election to the Board of Directors, each ChoicePoint non-employee director receives a one-time grant of share equivalent units with a market value of $40,000 and an annual award of share equivalent units with a market value of $125,000. The share equivalent units vest 12 months after cessation from service on the Board. Messrs. Smith and Curling do not receive these awards because they are salaried employees of ChoicePoint.
      ChoicePoint non-employee directors are eligible for participation in ChoicePoint’s deferred compensation plan, pursuant to which each ChoicePoint non-employee director may elect to defer up to 100% of earned director cash compensation into accounts that are credited with earnings or losses based upon imputed investments in one or more of the following, as selected by the individual director: (a) the market value of, and any dividends on ChoicePoint common stock (“common share equivalents”), (b) a short-term income fund, (c) an equity index fund, or (d) a fixed income fund. Funds invested in common share equivalents may be redeemed only for cash on a fixed date or upon termination of service as a director, as elected in advance by the director. No director has voting or investment power with respect to the common share equivalents. In addition, ChoicePoint provides coverage for the directors under its Directors’ and Officers’ Liability Insurance Policy.

CHOICEPOINT SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
      The following table reflects information, as of February 28, 2006, with respect to the beneficial ownership of the outstanding ChoicePoint common stock by (1) persons known to ChoicePoint to be the beneficial owners of more than five percent of the ChoicePoint common stock in accordance with Section 13(d) of the Exchange Act, (2) each of the executive officers of ChoicePoint named in the summary compensation table which follows, (3) each director and director nominee of ChoicePoint, and (4) all of the directors, director nominees and executive officers of ChoicePoint as a group. Share ownership information represents those shares as to which the individual holds sole voting and investment power, except as otherwise indicated. The number of outstanding shares of ChoicePoint common stock as of February 28, 2006 was 86,724,204.

	Number of		Percent of
Name and Address	Shares(1)		Class (%)

Baron Capital Group, Inc.	10,122,185	(2)	11.7
BAMCO, Inc. Baron Capital Management, Inc. Baron Asset Fund Ronald Baron 767 Fifth Avenue New York, NY 10153
T. Rowe Price Associates, Inc.	5,862,634	(3)	6.8
100 East Pratt Street Baltimore, MD 21202
E. Renae Conley	0		*
Douglas C. Curling	861,515	(4)	*
Carol A. DiBattiste	3,139		*
James M. Denny	31,364	(5)	*
Jeffrey J. Glazer	143,502		*
John J. Hamre	12,250		*
Kenneth G. Langone	1,970,011	(6)	2.3
David T. Lee	597,362		*
John B. McCoy	3,000		*
Terrence Murray	12,250		*
Ray M. Robinson	1,000		*
Derek V. Smith	3,082,065	(7)	3.6
Charles I. Story	51,244		*
Steven W. Surbaugh	208,646	(8)	*
M. Anne Szostak	3,000		*
All Executive Officers, Directors, and Nominees as a Group (19 persons)	7,424,266		8.1

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of ChoicePoint common stock.

(1)	Includes shares issuable pursuant to stock options exercisable on February 28, 2006, or within 60 days thereafter, as follows: Mr. Curling — 667,470 shares; Mr. Denny — 24,332 shares; Mr. Glazer — 111,895 shares; Dr. Hamre — 11,666 shares; Mr. Langone — 24,332 shares; Mr. Lee — 473,150 shares; Mr. Murray — 11,666 shares; Mr. Smith — 2,509,480 shares; Mr. Story — 48,332 shares; Mr. Surbaugh — 76,667 shares and Mr. Surbaugh’s spouse — 66,666 shares; and other executive officers — 370,635 shares.

(2)	This information is based on a Schedule 13G/ A filed with the SEC on February 13, 2006 by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Baron Asset Fund and Ronald Baron. According to the Schedule 13G/ A, Baron Capital Group, Inc. has sole voting power and sole dispositive power covering 175,000 shares and shared voting power for 9,578,285 shares and shared dispositive power covering 9,947,185 shares. BAMCO, Inc. has shared voting power covering 9,114,000 shares and shared dispositive power covering 9,439,500 shares. Baron Capital Management, Inc. has sole voting and sole dispositive power covering 175,000 shares, shared voting power covering 464,285 shares and shared dispositive power covering 507,685 shares. Baron Asset Fund has shared voting and dispositive power covering 4,500,000 shares and Ronald Baron has sole voting power and sole dispositive power covering 175,000 shares, shared voting power covering 9,578,285 shares and shared dispositive power covering 9,947,185 shares.

(3)	This information is based on a Schedule 13G/ A filed with the SEC on February 13, 2006 by T. Rowe Price Associates, Inc. (“Price Associates”). According to the Schedule 13G/ A, Price Associates has sole voting power covering 1,138,981 shares and sole dispositive power covering 5,862,634 shares, which are owned by various individual and institutional investors, for which Price Associates serves as investment adviser with power to direct vestments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	Includes 16,000 shares held in a trust, 1,250 shares held in a custodial account for his son, 1,200 shares held in a custodial account for his daughter and 2,383 shares held in a custodial account for his minor son. Excludes 50,000 shares of restricted stock granted under the 1997 Omnibus Stock Incentive Plan, the receipt of which the officer has elected to defer under the ChoicePoint Inc. Deferred Compensation Plan No. 2, 25,000 deferred shares issued under the 1997 Omnibus Stock Incentive Plan and 75,000 deferred shares issued under the 2003 Omnibus Incentive Plan.

(5)	Includes 4,120 shares held by a not-for-profit foundation, of which he is co-trustee. Mr. Denny disclaims beneficial ownership of the shares held by the foundation.

(6)	Includes 971,553 shares owned by Invemed Securities, Inc. and 209 shares owned by his wife. Mr. Langone is Chairman of Invemed Securities, Inc.

(7)	Includes 400 shares owned by his wife, 18,959 shares held in a trust for his daughter and 18,958 shares held in a trust for his son. Excludes 100,000 shares of restricted stock granted under the 1997 Omnibus Stock Incentive Plan, the receipt of which the officer has elected to defer under the ChoicePoint Deferred Compensation Plan No. 2, 50,000 deferred shares issued under the 1997 Omnibus Stock Incentive Plan and 150,000 deferred shares issued under the 2003 Omnibus Incentive Plan.

(8)	Includes 13,333 shares owned by his wife and 27 shares owned by his daughter.

MANAGEMENT COMPENSATION AND BENEFITS COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
      The compensation of ChoicePoint’s executive officers is determined by the Compensation Committee of the Board of Directors. The Compensation Committee was established by the Board of Directors and is composed entirely of directors who are not, and have never been, officers or employees of ChoicePoint and who are otherwise independent directors under the New York Stock Exchange listing standards. The Board of Directors designates the members and the chairman of this committee. The Compensation Committee is responsible for all decisions regarding the compensation of the executive officers, including the Chief Executive Officer, and for establishing and administering ChoicePoint’s compensation and benefit policies and practices for the executive officers. The Compensation Committee is also responsible for the administration of the stock incentive plans.
      The 2003 Omnibus Incentive Plan, as amended and restated, (the “2003 Plan”) includes the following long-term compensation standards:

•	No grant may provide for automatic reload rights;

•	Neither option rights nor appreciation rights may be amended to reduce the option price or the market value of the shares, respectively;

•	Option price per share shall be no less than 100 percent of the fair market value;

•	Limitation on the number of shares issued as restricted stock, or deferred shares; or as performance shares, performance units, share equivalent units or “other awards” to the extent they are distributed in shares;

•	Minimum of three year, time-based vesting on restricted stock and deferred shares;

•	Maximum of seven years to exercise option rights or free-standing appreciation rights;

•	Limitation on shares tendered to pay for an option right or withheld to satisfy tax withholding obligations being used to increase the plan limit of shares available for grant thereby prohibiting liberal share counting; and

•	No option right, appreciation right or other derivative security may be transferred for consideration paid to the transferee.
      The Compensation Committee’s philosophy regarding the use of equity grants includes:

•	Limiting the aggregate number of equity-based grants that could be granted in a given year to no more than two percent of ChoicePoint’s outstanding shares;

•	Utilization of a mixture of equity vehicles including performance-accelerating, performance-contingent and time-based grants of stock options, deferred shares and restricted stock, with an increased reliance on the use of whole shares; and

•	Limiting the amount of aggregate equity-based grants that could be awarded in a given year to ChoicePoint’s top two executives, the Chief Executive Officer and Chief Operating Officer, to fifteen percent of the total equity-based grants in that year.
      The Compensation Committee’s philosophy is to link long-term incentive to the performance of ChoicePoint stock and the Compensation Committee believes the revised compensation philosophy, including annual grant amount limits and achievement of performance goals is properly aligned with the long-term interests of its shareholders.
      The following report summarizes the philosophies, methods and recent revisions thereto that the Compensation Committee uses in establishing and administering ChoicePoint’s executive compensation and incentive programs, including the development of compensation programs designed to provide key executive officers with ownership interests in ChoicePoint and motivation to build shareholder value.

Executive Compensation Policies
      ChoicePoint’s executive compensation policies are designed to attract and retain qualified executives, to reward individual achievement appropriately and to enhance the financial performance of ChoicePoint, and thus shareholder value, by significantly aligning the financial interests of ChoicePoint’s executives with those of its shareholders. To accomplish these objectives, the executive compensation program is comprised of (1) base salary, (2) an annual performance-based variable cash incentive award, (3) long-term incentive compensation, consisting of restricted stock, deferred shares and fair market value stock options, and (4) other benefits that are intended to provide competitive capital accumulation opportunities and health, welfare and other fringe benefits. Base salary is designed to recognize individual performance and annual bonuses are designed to recognize the achievement of corporate business criteria selected by the committee each year and, in unusual circumstances, to recognize individual achievement outside the context of ChoicePoint’s realization of its stated business criteria. The value of long-term incentives is directly linked to the performance of the ChoicePoint common stock. Executive officers also are eligible to participate in a variety of other benefit plans, including a deferred compensation plan, supplemental life and disability plans available to key officers and benefit plans available to employees generally, including the ChoicePoint Inc. 401(k) Profit Sharing Plan (the “401(k) Plan”) and health-related plans.
      Decisions regarding the compensation of named executive officers are based upon (1) the policies described above, (2) ChoicePoint’s operating performance, and (3) competitive practices for executive talent. In addition to these principles, the Compensation Committee uses experience and judgment in determining the mix and level of compensation. The Compensation Committee considers market practices and compensation information drawn from a broad range of companies. The Compensation Committee’s policy is to engage an outside consultant to insure the compensation package for ChoicePoint’s executive officers provides a competitive base salary and variable performance-based elements that give the named executive officers an opportunity, when superior performance is achieved, to earn total compensation that is generally in the top quartile of comparable positions for publicly-traded companies.
Annual Salary and Incentive Bonuses
      In determining the base salaries for ChoicePoint’s named executive officers, the Compensation Committee takes into consideration each executive’s experience and the responsibilities attendant to his or her position. Base salaries for the named executive officers are reviewed annually. In evaluating whether an adjustment to an executive’s base salary is appropriate, factors such as the scope of the individual’s job responsibilities and performance over the past year are considered. In each of the three years since 2002, the Compensation Committee accepted the request of Messrs. Smith and Curling that there be no increase in their base salaries.
      The purpose of ChoicePoint’s annual incentive compensation plan is to unite the interests of ChoicePoint’s executive officers with those of its shareholders through annual payment of cash incentive awards to those executives based upon attainment of annually established business criteria. Depending on the criteria employed, target incentive cash opportunities under the ChoicePoint annual incentive compensation plan for the named executive officers other than the Chief Executive Officer can aggregate a range of from 60% to 112.5% of base salary, and for the Chief Executive Officer can amount to 150% of his base salary. Actual annual cash bonuses are determined by measuring performance against business criteria goals established for the applicable period. The goals take into account, depending upon the responsibility level of the individual, one or more factors, including the performance of the functional group or unit with which the individual is associated and the overall performance of ChoicePoint (based upon economic value added goals). Such goals may or may not be equally weighted and may vary from one named executive officer to another. Except as noted below, for 2005 no cash bonuses were granted to named executive officers as the Company failed to achieve its performance goals for 2005 under the plan and as the named executed officers requested that the Compensation Committee not pay cash bonuses to them.

      The Compensation Committee awarded a cash bonus to one named executive officer based on its assessment of the officer’s personal achievements during 2005 and one cash bonus pursuant to the terms of an employment agreement.
Long-Term Incentive Compensation
      The stock incentive plans are intended to provide a means of encouraging an ownership interest in ChoicePoint by those employees who have contributed, or are determined to be in a position to contribute, materially to the success of ChoicePoint, thereby increasing their motivation for, and interest in the achievement of, ChoicePoint’s long-term success. Because the value of equity grants bears a direct relationship to the price of shares of the ChoicePoint common stock, the Compensation Committee believes that equity grants are a means of encouraging executives to increase long-term shareholder value. ChoicePoint’s 2005 long-term incentive compensation program for its Chief Executive Officer and Chief Operating Officer consisted of a combination of one-third fair market value stock options which vest 100% on the third anniversary of the grant, one-third fair market value stock options which have three year performance-based accelerated vesting features and one-third deferred shares which vest after the expiration of their current employment agreements (currently scheduled for 2010). For other executive officers, except Ms. DiBattiste who did not receive any performance-based accelerating grants, the program consisted of a combination of fair market value stock options which vest 100% on the third anniversary of the grant, fair market value stock options which have three year performance-based accelerated vesting features and restricted stock which vests 100% on the third anniversary of the grant, pursuant to the stock incentive plans. Consistent with the compensation philosophy of the Compensation Committee described above, ChoicePoint, in February 2005, granted options, deferred shares and restricted stock to named executive officers (including the Chief Executive Officer) and in April 2005 to Ms. DiBattiste upon the execution of her employment agreement.
      In 2002, fair market value stock options, with three year performance-based vesting acceleration features, were granted to executive officers. At the completion of the three year performance period in 2005, the Compensation Committee determined that the performance targets were not met. The options, under the original terms of the grant, will therefore vest on the seventh anniversary of the grant.
      The Compensation Committee’s philosophy regarding the use of equity grants is to limit the aggregate number of annual equity-based grants awarded to no more than two percent of the Company’s outstanding shares and limit the combined grants to the Chief Executive Officer and Chief Operating Officer to not more than 15% of the Company’s annual equity-based grant. In 2005, annual equity grants in the aggregate represented 1.9% of the total outstanding shares and the grants to the Chief Executive Officer and Chief Operating Officer amounted to less than 15% of the annual aggregate equity grants. The compensation philosophy links long-term incentives directly to the performance of the ChoicePoint common stock and includes a combination of performance-accelerated, performance-contingent and time-based grants of fair market value stock options, deferred shares and restricted stock, with a reduced reliance on option grants. The Compensation Committee believes that long-term equity compensation that is earned upon achievement of performance goals is properly aligned with the long-term interests of its shareholders, and that continued use of long-term equity compensation is needed to attract and retain qualified executives. The 2003 Plan was approved with shares available for two years of equity grants, based on the limitations stated above. The two-year supply of grants has generally been distributed with only 408,000 shares available for grant on February 28, 2006. The Compensation Committee has recommended that the 2006 Plan be approved to provide additional share availability for future grants in support of the Compensation Committee’s compensation philosophy. The 2006 Plan is more fully described in Proposal No. 3. In determining the maximum number of shares which constitute an award of long-term equity under the stock incentive plans, the Compensation Committee has used no specific formula, other than the limitations discussed above, but rather determines the number of shares based upon such factors as individual contribution to corporate performance, market practices, and for grants other than for the Chief Executive Officer and Chief Operating Officer, management recommendations.

Compensation of the Chief Executive Officer
      The Compensation Committee generally applies the compensation philosophy described above for named executive officers in order to determine the compensation for Derek V. Smith, ChoicePoint’s Chairman and Chief Executive Officer. In setting both the cash-based and equity-based elements of Mr. Smith’s compensation, the Compensation Committee’s objective is to establish compensation at target levels that are competitive and reflect market practice. Factors considered in evaluating Mr. Smith’s performance include financial results compared to ChoicePoint’s financial targets, executing desired strategic direction, including growth through acquisitions, and increasing shareholder value. No specific weighs are assigned to these factors in the evaluation process.
Section 162(m) Limitation
      The Compensation Committee believes that the compensation program serves its intended objectives. It believes the use of short-term performance goals, fair market value stock options and deferred shares delivered after employment minimizes the effect of the $1,000,000 limitation on the deduction that an employer may claim for compensation of executives under Section 162(m) of the Internal Revenue Code. Section 162(m) provides exceptions to the deduction limitation, and it is the intent of the Compensation Committee to qualify for these exceptions to the extent feasible and in the best interests of ChoicePoint, including the exceptions with respect to performance-based compensation.
      While it is the Compensation Committee’s intention to maximize the deductibility of compensation payable to ChoicePoint’s named executive officers, deductibility will be only one among a number of factors used by the Compensation Committee in ascertaining appropriate levels or methods of compensation. ChoicePoint intends to maintain the flexibility to compensate named executive officers based upon an overall determination of what it believes to be in the best interests of ChoicePoint and its shareholders.
      This report is submitted by the Compensation Committee.

Management Compensation and Benefits Committee

Terrence Murray (Chairman)
John J. Hamre
John B. McCoy
      THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE EXCHANGE ACT (TOGETHER, THE “ACTS”), EXCEPT TO THE EXTENT THAT CHOICEPOINT SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

CHOICEPOINT EXECUTIVE COMPENSATION
Summary of Cash and Other Compensation
      The following table shows, for the fiscal years ended December 31, 2005, 2004 and 2003, the compensation awarded to, earned by or paid to ChoicePoint’s chief executive officer, and the five other most highly compensated executive officers of ChoicePoint, referred to as the “named executive officers” in all capacities in which they served during such fiscal years.
Summary Compensation Table

					Long-Term Compensation
					Awards
		Annual Compensation
					Restricted	Securities	Payouts
Name and Principal				Other Annual	Stock	Underlying	LTIP	All Other
Position	Year	Salary	Bonus(1)	Compensation(2)	Awards(3)	Options (#)	Payout(4)	Compensation(5)

Derek V. Smith	2005	$999,986	$—	$611,459	$2,306,000	100,000	$—	$1,406,994
Chairman & Chief	2004	999,986	1,800,000	318,763	1,917,500	100,000	167,100	1,297,111
Executive Officer	2003	999,986	1,500,000	553,403	3,570,500	300,000	—	1,334,426
Douglas C. Curling	2005	574,990	—	314,573	1,153,000	50,000	—	479,277
President & Chief	2004	574,990	800,000	91,435	958,750	50,000	83,550	462,138
Operating Officer	2003	574,990	700,000	128,175	1,785,250	150,000	—	452,938
Carol A. DiBattiste	2005	346,154	450,000	—	117,510	12,000	—	9,104
Chief Credentialing,	2004	—	—	—	—	—	—	—
Compliance & Privacy Officer	2003	—	—	—	—	—	—	—
David T. Lee	2005	372,300	—	—	691,800	30,000	—	113,185
Executive Vice	2004	352,981	315,000	—	575,250	34,628	445,589	112,744
President & Chief Business Officer	2003	327,293	300,000	—	334,500	50,000	—	111,002
Jeffrey J. Glazer	2005	305,288	200,000	—	345,900	15,000	—	24,466
Senior Vice President	2004	272,301	225,000	—	115,050	12,000	—	38,753
	2003	254,982	170,000	—	—	24,000	—	36,882
Steven W. Surbaugh	2005	347,997	—	—	461,200	20,000	—	24,427
Executive Vice	2004	332,986	275,000	—	383,500	20,000	—	27,796
President & Chief Administrative Officer	2003	311,529	250,000	—	641,750	20,000	—	21,860

(1)	Represents an annual cash incentive award determined as a percentage of salary in the discretion of the Compensation Committee based upon attainment of corporate economic value-added goals, strategic initiatives and individual goals. Ms. DiBattiste received a cash signing bonus of $100,000 upon the execution of her employment agreement and an additional $350,000 in annual cash incentive based on the terms of her employment agreement dated April 25, 2005. The Compensation Committee awarded a cash bonus to Mr. Glazer based on its assessment of his personal achievements in 2005.

(2)	For 2005, these amounts include: for Mr. Smith $206,066 in incremental unreimbursed cost for use of the corporate aircraft, $176,124 in security services relating to issues specific to the fraudulent data access, $110,785 for the gross-up on the tax liability of various perquisites, $98,593 in financial planning and tax preparation fees, $16,727 for club dues and $3,164 for personal liability insurance and a physical examination, and for Mr. Curling $137,703 in incremental unreimbursed cost for use of the corporate aircraft, $87,763 in security services relating to issues specific to the fraudulent data access, $43,452 in financial planning and tax preparation fees, $44,804 for the gross-up on the tax liability of various perquisites, and $851 for personal liability insurance. For 2004, these amounts include: for Mr. Smith $135,468 in incremental unreimbursed cost for use of the corporate aircraft, $98,678 in financial planning and tax preparation fees, $63,559 for the gross-up on the tax liability of various perquisites and $21,058 for club dues, and for Mr. Curling $46,700 in financial planning and tax preparation fees, $28,390 for the gross-up on the tax liability of various perquisites, $15,085 in incremental unreimbursed cost for use of the corporate aircraft and $1,260 for club dues. For 2003, these amounts include: for Mr. Smith $171,457 in incremental unreimbursed cost for use of the corporate aircraft, $150,000 for a club initiation fee, $107,260 for the gross-up on the tax liability of various perquisites, $99,801 in financial planning and tax preparation fees and $24,885 in club dues, and for Mr. Curling $78,721 in incremental unreimbursed cost for use of the corporate aircraft, $30,265 in financial planning and tax preparation fees, $17,929 for the gross-up on the tax liability of various perquisites and $1,260 in club dues.

(3)	ChoicePoint granted restricted stock and deferred shares during 2005, 2004 and 2003 to a selected group of key officers to assure the key officers are retained through various dates ending February 2010. In the event that any dividends are paid with respect to the ChoicePoint common stock in the future, dividends will be paid on the shares of restricted, and may be paid in the Committee’s discretion on deferred, ChoicePoint common stock at the same rate. The value of restricted stock awards and deferred shares shown in the table is as of the dates of grant. As of December 31, 2005, the total number of restricted stock awards and deferred shares outstanding and related fair market value were as follows: Mr. Smith — 200,000 shares ($8,902,000); Mr. Curling — 100,000 shares ($4,451,000); Ms. DiBattiste — 3,000 shares ($133,530); Mr. Lee — 40,000 shares ($1,780,400); Mr. Glazer — 10,500 shares ($467,355); and Mr. Surbaugh — 50,833 shares ($2,262,577).

(4)	In 2001, Messrs. Smith and Curling were granted the right to receive long-term cash awards, subject to achieving certain three-year performance goals. These awards, based on a predetermined value that equals 75% of the market value on the vesting date of the restricted share grant of the same date, were earned as of July 1, 2004. In 2002, these executive officers elected that 95% of these awards be delivered in shares of ChoicePoint common stock rather than in cash, subject to achieving the original performance vesting goals, and that their distribution be deferred to a date subsequent to the termination of their respective employment. The amounts shown for Mr. Smith and Mr. Curling represent the cash payout of the remaining 5% of these awards on July 1, 2004 upon the achievement of the original performance vesting goals. The amount shown for Mr. Lee is the cash payout under the same plan and represents 100% of his interest in the Plan.

(5)	For 2005 these amounts include: for Mr. Smith, $24,020 in contributions under the 401(k) Plan, $103,054 accrued under ChoicePoint’s deferred compensation plan, referred to as the “DCP Plan,” $1,259,993 accrued under ChoicePoint’s Supplemental Executive Retirement Plan (the “SERP”), which is part of ChoicePoint’s DCP Plan, calculated as a defined contribution equal to 45% of annual compensation, $13,800 in term life insurance premiums, referred to as the “Life Premiums,” and $6,127 for employer contributions for the salaried employee health-related benefit plan, referred to as the “Health Plan Contributions,” for Mr. Curling, $16,970 in contributions under the 401(k) Plan, $33,013 accrued under the DCP Plan, $412,497 accrued under the SERP, calculated as a defined contribution equal to 30% of annual compensation, $10,670 in Life Premiums, and $6,127 in Health Plan Contributions; for Ms. DiBattiste, $4,370 in contributions under the 401(k) Plan, $2,904 accrued under the DCP Plan and $1,830 in Health Plan Contributions; for Mr. Lee, $16,970 in contributions under the 401(k) Plan, $14,853 accrued under the DCP Plan, $68,691 accrued under the SERP, calculated as a defined contribution equal to 10% of annual compensation, $6,544 in Life Premiums, and $6,127 in Health Plan Contributions; for Mr. Glazer, $4,820 in contributions under the 401(k) Plan, $14,492 accrued under the DCP Plan and $5,154 in Health Plan Contributions; and for Mr. Surbaugh, $4,820 in contributions under the 401(k) Plan, $3,160 accrued under the DCP Plan, $10,320 in Life Premiums, and $6,127 in Health Plan Contributions.

Stock Options
      The following table sets forth information concerning the grants, to the named executive officers of options to purchase ChoicePoint common stock, made during the fiscal year ended December 31, 2005.
Option Grants in Last Fiscal Year

	Number of
	Shares of	Percent of			Potential Realizable Value
	Common	Total			at Assumed Rates of Stock
	Stock	Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees in	Price Per	Expiration
Name	Granted(1)(2)	2005	Share	Date	5%(3)	10%(3)

Derek V. Smith	100,000	6.28%	$46.1200	02/01/2015	$2,900,462	$7,350,340
Douglas C. Curling	50,000	3.14%	46.1200	02/01/2015	1,450,231	3,675,170
Carol A. DiBattiste	12,000	0.75%	39.1700	04/28/2015	295,606	749,123
David T. Lee	30,000	1.88%	46.1200	02/01/2015	870,139	2,205,102
Jeffrey J. Glazer	15,000	0.94%	46.1200	02/01/2015	435,069	1,102,551
Steven W. Surbaugh	20,000	1.26%	46.1200	02/01/2015	580,092	1,470,068

(1)	All options were granted pursuant to the 2003 Omnibus Incentive Plan.

(2)	The number of options includes non-qualified options to purchase the following number of shares of ChoicePoint common stock: 50,000 shares for Mr. Smith, 25,000 shares for Mr. Curling, 15,000 shares for Mr. Lee, 7,500 for Mr. Glazer, and 10,000 for Mr. Surbaugh that will vest 100% on the seventh anniversary of the grant, subject to accelerated vesting based on achieving certain performance criteria within three years of the grant date. The number also includes options to purchase the following number of shares of ChoicePoint common stock: 50,000 for Mr. Smith, 25,000 for Mr. Curling, 12,000 for Ms. DiBattiste, 15,000 for Mr. Lee, 7,500 for Mr. Glazer, and 10,000 for Mr. Surbaugh that vest 100% on the third anniversary of the date of grant.

(3)	These amounts represent assumed rates of appreciation only. Actual gains, if any, realized upon exercises of stock options are dependent on future performance of the ChoicePoint common stock and overall market conditions. There can be no assurance that the amounts reflected in these columns will be achieved or, if achieved, will be realized at the time of any option exercise.
Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-End Option Values
      The following table sets forth information, with respect to each named executive officer, concerning any exercise of options to purchase ChoicePoint common stock during the fiscal year ended December 31, 2005 and the fiscal year-end value of outstanding unexercised options to purchase ChoicePoint common stock held at December 31, 2005.

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-the-
			Options at		Money Options at
	Shares Acquired		Fiscal Year-End (#)(1)		Fiscal Year-End(2)
	on Exercise	Value
Name	(#)(1)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Derek V. Smith	359,260	$13,976,401	2,359,480	1,066,666	$64,112,911	$5,553,330
Douglas C. Curling	66,880	2,060,578	592,470	533,333	12,333,258	2,776,665
Carol A. DiBattiste	—	—	—	12,000	—	64,080
David T. Lee	13,848	520,855	448,150	131,294	11,461,824	834,192
Jeffrey J. Glazer	3,606	141,782	99,895	57,000	2,664,778	371,700
Steven W. Surbaugh	—	—	66,666	193,334	227,331	796,069

(1)	Share amounts have been adjusted to reflect the two-for-one stock split effective November 24, 1999, the three-for-two stock split effective March 7, 2001 and the four-for-three stock split effective June 6, 2002.

(2)	The value of unexercised options equals the fair market value per share of ChoicePoint common stock as of December 31, 2005, less the exercise price, multiplied by the number of shares underlying the stock options. The closing price of the ChoicePoint common stock on the New York Stock Exchange on December 31, 2005 was $44.51 per share.
Employment Agreements and Change-in-Control Arrangements
      ChoicePoint currently has in effect employment agreements with Messrs. Smith, Curling, Lee and, Surbaugh and Ms. DiBattiste. The employment agreements set forth minimum base salary amounts and provide for participation in ChoicePoint’s employee and executive benefit plans and certain perquisites. The employment agreements vary in duration, but all, except Mr. Surbaugh’s and Ms. DiBattiste’s, provide for automatic extensions if not otherwise terminated. Mr. Surbaugh’s and Ms. DiBattiste’s agreements allows for negotiation of an extension of the duration. The employment agreements may be terminated by either ChoicePoint or by the executive. The employment agreements provide that, under specified circumstances, in the event of a termination, the executive would be entitled to severance pay for a period of up to two years from the date of termination, and in the case of Ms. DiBattiste until April 24, 2008.
      The employment agreements also contain provisions for severance pay and specified benefits upon the occurrence of a “change in control” of ChoicePoint. A “change in control” is defined by the employment agreements to mean: (1) a merger, consolidation or other reorganization of ChoicePoint that results in the shareholders of ChoicePoint holding less than a majority of the voting power of the resulting entity after such a transaction; (2) a sale or transfer of all or substantially all of ChoicePoint’s assets to an entity in which the shareholders of ChoicePoint hold less than a majority of the voting power of such entity immediately following such sale or transfer; (3) the filing of a report with the SEC pursuant to the provisions of the Exchange Act disclosing that a person or entity beneficially owns shares representing at least 30% of ChoicePoint’s voting power; (4) disclosure by ChoicePoint, pursuant to the requirements of the Exchange Act, that a change in control (as defined in the Exchange Act) has occurred or may occur pursuant to a then-existing agreement; or (5) in specified circumstances, the failure to reelect a majority of the members of ChoicePoint’s Board of Directors. In the event that the executive’s employment is terminated within five years, with the exception of Ms. DiBattiste, and in the case of Mr. Surbaugh within seven years, after the date of a change in control, then the executive is entitled to severance pay and other benefits. The amount of the severance payment is based upon the executive’s annual direct and indirect compensation, with specified components of such compensation multiplied by a factor ranging from two to five times. In the case of Ms. DiBattiste, if a successor to ChoicePoint fails to agree in writing to assume and perform under her agreement prior to a Change in Control or there is a material reduction in her duties or compensation following a Change in Control, then she is entitled to severance pay, including base salary and bonus until April 24, 2008, and other benefits.
Management Compensation and Benefits Committee Interlocks and Insider Participation
      The Compensation Committee consists of Messrs. Murray (Chairman), McCoy and Dr. Hamre. None of the members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. None of ChoicePoint’s executive officers currently serve on the Compensation Committee or Board of Directors of any other company of which any member of the Company’s Compensation Committee or Board of Directors is an executive officer.

EQUITY COMPENSATION PLAN INFORMATION
      The following table gives information about our common stock as of December 31, 2005, that may be issued upon exercise of options, warrants and rights under the 1997 Omnibus Stock Incentive Plan, 2003 Omnibus Incentive Plan, the ChoicePoint Inc. Deferred Compensation Plan and the ChoicePoint Inc. Deferred Compensation Plan No. 2 (the only stock compensation plans of the Company).

	Number of Securities to be issued upon exercise of					Number of
	outstanding options, warrants and rights					securities
	(a)					remaining available
						for future issuance
					Weighted-average	under equity
	Options and		Unvested		exercise price of	compensation
	deferred	Unvested	share		outstanding	plans (excluding
	compensation	deferred	equivalent		options, warrants	securities reflected
Plan Category	plans	shares	units	Total	and rights	in columns(a))(1)

					(b)	(c)
Equity compensation plans approved by security holders
2003 plan	3,014,604	225,000	48,451	3,288,055
1997 plan	8,641,669	75,000		8,716,669
ChoicePoint Inc. Deferred Compensation Plan	155,394	0	0	155,394

Subtotal	11,811,667	300,000	48,451	12,160,118	$29.83	2,671,881
Equity compensation plans not approved by security holders
ChoicePoint Inc. Deferred Compensation Plan No. 2	256,875	0	0	256,875	n/a(2)	0

Total	12,068,542	300,000	48,451	12,416,993	$29.83	2,671,881

(1)	As more fully described in Proposal No. 3, if the 2006 Omnibus Incentive Plan is approved by our shareholders, shares available for issuance under the 1997 Omnibus Incentive Plan will be reduced. Assuming such approval, the number of securities remaining for future issuance, as of December 31, 2005, under equity compensation plans would have been 2,397,095 (2006 Plan — 1,500,000 shares, 2003 Plan — 397,095 and 1997 Plan — 500,000).

(2)	These shares consist of common stock distributable under the ChoicePoint Inc. Deferred Compensation Plan No. 2 and have no exercise price.
ChoicePoint Inc. Deferred Compensation Plan No. 2
      Under the ChoicePoint Inc. Deferred Compensation Plan No. 2 (the “DCP2 Plan”), certain executive officers may elect to defer receipt, until the termination of their employment or attainment of a stated age, if later, of all or a portion of (1) shares of restricted stock granted to them under the ChoicePoint Inc. 1997 Omnibus Stock Incentive Plan that would otherwise be distributed to them upon satisfaction of vesting requirements, and (2) certain cash bonuses granted at the time of grant of the restricted stock awards. The officers become vested in amounts deferred under the DCP2 Plan when the underlying awards vest. The initial grant of restricted stock vested on July 1, 2004, the third anniversary of grant. The cash bonuses vested on July 1, 2004 based upon satisfaction of three-year performance goals. The number of shares distributed with respect to the restricted shares was equal to the number of shares initially deferred under the DCP2 Plan. The total amount of the cash bonus was earned as of July 1, 2004. The amount was based on a predetermined value that equals 75% of the market value on the vesting date of the restricted stock grant to that officer. The officers participating in the DCP2 Plan previously elected to defer 95% of any vested cash bonuses under the DCP2 Plan. These vested deferred amounts will be distributed in shares of ChoicePoint common stock. The shares distributed under the DCP2 Plan are provided from treasury shares or are acquired by ChoicePoint through open market purchases. The vesting criteria has been met and 256,875 shares of ChoicePoint common stock will be distributed under this plan.

CHOICEPOINT STOCK PERFORMANCE GRAPH
      The following graph compares the cumulative total return on the ChoicePoint common stock with a cumulative total return on the S&P Midcap 400 Index and the S&P 400 Diversified Commercial Services Index for the period from December 31, 2000 through December 31, 2005. The comparison assumes an original investment of $100 on December 31, 2000 and assumes the reinvestment of any dividends.
      THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS, EXCEPT TO THE EXTENT THAT CHOICEPOINT SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

PROPOSAL NO. 3 — APPROVAL OF THE CHOICEPOINT INC.
2006 OMNIBUS INCENTIVE PLAN
General
      The ChoicePoint Inc. 2006 Omnibus Incentive Plan, referred to as the “2006 plan,” is intended to attract and retain directors, officers, full-time employees and others who render significant services to ChoicePoint and its subsidiaries and to motivate these persons to achieve performance objectives related to our overall goal of increasing shareholder value. The Board of Directors unanimously approved and adopted the 2006 plan on March 15, 2006, and the 2006 plan is being submitted to the shareholders for approval. If a quorum is present at the Annual Meeting, the approval of the 2006 plan must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.
      The Board of Directors believes approval of the 2006 plan by shareholders is in our best interest. The principal reasons for adopting the 2006 plan are to ensure that we have a mechanism for long-term, equity-based incentive compensation to directors, officers and employees and to provide annual cash incentive compensation to executive officers. Certain awards under the 2006 plan are designed to qualify as performance-based under Section 162(m) of the Internal Revenue Code, which places a limit of $1,000,000 on the amount of compensation that we may deduct for federal income tax purposes unless it is performance-based. The 2006 plan is also designed to comply with Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, and, to the extent applicable, with the provisions of Section 409A of the Internal Revenue Code.
      In addition, we will also amend the ChoicePoint Inc. 1997 Omnibus Stock Incentive Plan, referred to as the “1997 plan.” As of February 28, 2006, the 1997 plan had 2,283,070 shares remaining available for grant. The proposed amendments to the 1997 plan would:

•	prohibit repricings of option awards (the prohibition of repricing of appreciation rights is unnecessary because none have been, nor as a result of this amendment will be, issued);

•	limit the term of any reload options granted in the future, which will all be non-qualified options, to six years; and

•	provide that, in determining the number of shares available for issuance, shares tendered in payment of exercise price or for tax withholding obligations will reduce the aggregate shares available, and shares covered by appreciation rights, to the extent the appreciation rights are exercised and settled in common stock, will be considered issued under the 1997 plan. Any shares repurchased by ChoicePoint with proceeds from option exercises will not be added to the aggregate share limits under the 1997 plan; and

•	if the 2006 plan is approved by shareholders, reduce the number of shares available for grant under the 1997 plan to 500,000 shares, which will be used solely to meet the obligations of that plan to provide “reload” options pursuant to previous commitments under the 1997 plan.
      We have also amended and restated the ChoicePoint Inc. 2003 Omnibus Incentive Plan, referred to as the “2003 plan,” so that its provisions are consistent with the provisions described below with respect to the 2006 plan. We have not changed the shares that were available for issuance under the 2003 plan. As of February 28, 2006, the 2003 plan had available for issuance 408,344 shares of which no more than 220,824 would be distributed with regard to restricted shares or deferred shares or as performance shares, performance units, share equivalent units or “other awards,” to the extent distributed in shares. The 2003 plan is described in more detail under the heading “Management Compensation and Benefits Committee Report on Executive Compensation.”
      A summary description of the 2006 plan is set forth below. The full text of the 2006 plan is annexed to this proxy statement as APPENDIX A, and the following summary is qualified in its entirety by reference to APPENDIX A.

      Overview. Under the 2006 plan, the Compensation Committee is authorized to make awards of options to purchase shares of ChoicePoint common stock, tandem appreciation rights and/or free-standing appreciation rights, restricted shares, deferred shares, performance shares and performance units, and share equivalent units. The terms applicable to awards of the various types, including those terms that may be established by the Compensation Committee when making or administering particular awards, are set forth in detail in the 2006 plan.
      Shares Available Under the 2006 Plan. The number of shares of common stock that may be issued or transferred pursuant to awards, or in payment of dividend equivalents paid with respect to awards made under the 2006 plan, may not exceed 1,500,000 in the aggregate, subject to adjustment as provided in the 2006 plan. We believe that the 1,500,000 shares available for grant will generally be sufficient to make our annual equity awards in 2006. These shares of common stock may be shares of original issuance or treasury shares or a combination of both. Shares will not be counted as used under the 2006 plan until they are actually issued and delivered to a participant. Shares tendered in payment of exercise price or for tax withholding obligations will reduce the aggregate shares available, and shares covered by appreciation rights, to the extent the appreciation rights are exercised and settled in common stock, will be considered issued under the 2006 plan. Any shares repurchased by ChoicePoint with proceeds from option exercises will not be added to the aggregate share limits under the 2006 plan. As of February 28, 2006, the market value of our common stock was $44.40 per share.
      Eligibility. Officers, directors and full-time employees of ChoicePoint and its subsidiaries, and others who render significant services, may be selected by the Compensation Committee to receive benefits under the 2006 plan which are intended to constitute long-term incentives. The class of eligible participants may not be expanded without shareholder approval. There were approximately 3,180 persons eligible to participate in the 2006 plan as of March 6, 2006. In addition, for annual incentive awards, eligible participants are those executives who constitute “restricted employees,” as described under “— Performance Goals.”
      Limitations on Specific Kinds of Awards. In addition to the general limitation on the number of shares of common stock available under the 2006 plan, the 2006 plan specifically limits the number of shares issued as restricted shares or, deferred shares, or as performance shares, performance units, share equivalents or “other awards” but only to the extent distributed in shares, to 200,000 in the aggregate. Additionally, the 2006 plan provides for specific limits and other requirements for certain awards to qualify as performance-based compensation for the purpose of Section 162(m) of the Internal Revenue Code. No participant may be granted (1) option rights, in the aggregate, for more than 750,000 shares of common stock during any calendar year, or (2) appreciation rights in the aggregate, for more than 750,000 shares of common stock during any calendar year, or (3) awards of performance shares, performance units, share equivalent units, deferred shares or restricted shares which in total have an aggregate maximum value as of their respective dates of grant more than $4,000,000 in any fiscal year, nor shall an annual incentive award to a restricted employee exceed $4,000,000 in any fiscal year. In addition, the aggregate number of shares of common stock actually issued or transferred upon the exercise of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, may not exceed 1,500,000.
      Option Rights. The Compensation Committee may grant option rights, which entitle the holder to purchase shares of common stock at a price equal to or greater than market value at the date of grant, which is the closing price of the stock on the New York Stock Exchange on the date of grant. The option price is payable in cash, by the transfer to us of shares of common stock, by a combination of these payment methods or by other consideration authorized by the Compensation Committee. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of common stock to which the exercise relates. Option rights granted under the 2006 plan may be incentive stock options, option rights that are not intended to qualify as incentive stock options, or combinations of incentive stock options and non-qualified stock options. Incentive stock options will be granted only to participants who are “employees” as defined in the Internal Revenue Code. Each grant specifies the period of employment, which for officers shall generally be not less than three years, or performance goals required to be achieved before the option or portions of options will become exercisable. Option rights will not continue to be exercisable in any event beyond seven years from the date of grant. Option rights may not be amended to reduce the option price, nor may options be cancelled and replaced with rights with lower option prices, without further approval of the shareholders. No grant may provide for the automatic grant of reload option rights.
      Appreciation Rights. A tandem appreciation right is a right to receive up to 100% of the spread between the option price and the current value of the shares of common stock underlying an option upon surrender and cancellation of the option. A free-standing appreciation right is the right to receive a percentage of the spread at the time of exercise. When computing the spread for a free-standing appreciation right, the base price must be equal to or greater than the market value of the underlying common stock on the date of grant. Any grant may specify waiting periods or performance goals which must be reached before exercise, and permissible exercise dates or periods. Appreciation rights will not continue to be exercisable in any event beyond seven years from the date of grant. Appreciation rights may not be amended to reduce the market value of the shares at the date of grant, nor may appreciation rights be cancelled and replaced with rights based on lower market value of the shares at the date of grant, without further approval of the shareholders.
      Restricted Shares. An award of restricted shares involves the immediate transfer to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services, with the participant entitled to voting, dividend and other ownership rights in the restricted shares. The transfer is made without additional consideration or in consideration of a payment by the participant that is less than current market value. In addition, the transfer may be conditioned on the achievement of performance goals. To the extent that performance goals are partially met, an award may provide for partial vesting. An award of restricted shares may provide that any dividends or other distributions declared with respect to the restricted shares will be subject to the same restrictions as the underlying award and will be released to the participant when the restrictions are eliminated. Restricted shares must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code for a period to be determined by the Compensation Committee, or until the achievement of the stated performance goals. If the elimination of said restrictions is based on the passage of time rather than the achievement of performance goals, the period of time shall be no shorter than three years, except that said restrictions may be removed ratably no more than once each twelve months during the three-year period. In addition, an award may provide for earlier termination of the restricted period in the event of a change in control or similar event, retirement, death or disability. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in a manner and to the extent prescribed by the compensation committee for the period during which the forfeiture provisions are to continue, subject to the limited rights of transferability described below under “Transferability”.
      Deferred Shares. An award of deferred shares constitutes an agreement to deliver shares of common stock to the participant in the future in consideration of the performance of services, but subject to the fulfillment of specified conditions. During the deferral period, the participant has no right to transfer any rights under the deferred shares, except as described below under “Transferability,” and has no rights of ownership in the deferred shares. Awards of deferred shares may be made without additional consideration or in consideration of a payment by the participant that is less than the market value per share at the date of grant. Except in the event of a change in control or similar event, retirement, death or disability, deferred shares must be subject to a deferral period of not less than three years, except that a grant may provide that the deferral period will expire ratably during said three-year period, once each twelve months, as determined by the compensation committee at the date of grant.
      Performance Shares and Performance Units. A performance share is the equivalent of one share of common stock, and a performance unit is the equivalent of $100.00. A recipient must meet one or more performance goals within a specified performance period to earn the award in full. To the extent that performance goals are partially met, an award may provide for partial payment. Alternatively, if a minimum level of acceptable achievement is established by the Compensation Committee, that minimum level must be exceeded in order to earn a portion of the award; the amount earned in this case will be determined in accordance with a formula. The Compensation Committee may provide for the payment of dividend equivalents with respect to an award for performance shares, which will be subject to the same restrictions as the underlying award and will be released to the participant when the restrictions are eliminated.
      Share Equivalent Units. An award of share equivalent units results in the creation of a bookkeeping account which tracks the price of our common shares. When the participant has served ChoicePoint for the period of time specified at the time of grant, or when specified performance goals have been met, the value of the account will be distributed in cash, common shares, restricted shares or a combination thereof, as the compensation committee decides. An award of share equivalent units will provide that any dividends or other distributions declared with respect to the share equivalent units will be subject to the same restrictions as the underlying award and will be released to the participant when the restrictions are eliminated.
      Annual Incentive Awards. The 2006 plan also provides for the grant of annual incentive awards to restricted employees. Similar awards may be made to officers and other employees pursuant to other programs established by ChoicePoint. Annual incentive awards are paid in cash at the end of our fiscal year, in amounts which reflect the degree of achievement of performance goals established by the compensation committee for the participant during the first ninety days of the fiscal year. Minimum goals will be established by the Compensation Committee for a participant, which must be met before any award is paid. A formula will determine the portion of the award which will be paid if performance exceeds the minimum but falls short of full achievement of the performance goals. Notwithstanding the achievement of a participant’s performance goals, the Compensation Committee has the discretion to reduce (but not to increase) the award which will be paid. The Compensation Committee must certify the achievement of performance goals before awards will be paid. The 2006 plan provides that restricted employees who are granted an annual incentive award must be employed at the time of payment, although awards will be prorated if a change of control occurs during the year or if the restricted employee’s employment is terminated due to retirement.
      Performance Goals. Performance goals may be described either in terms of Company-wide objectives or objectives that are related to performance of the individual participant or the division, subsidiary, department, region, function or business unit in which the participant is employed. The performance goals applicable to any award to a participant who is a “restricted employee” will be based on specified levels of achievement, growth, or improvement in one or more of the following business criteria: (1) the price of our securities; (2) revenue; (3) book value per share; (4) return on equity, assets, capital or investment; (5) economic value added; (6) total shareholder return; (7) operating performance; (8) strategic initiatives; (9) earnings margin or earnings per share; (10) cash flow; and (11) operating profit after amortization. For purposes of using earnings as a business criteria, they may be calculated as net, gross, operating, pre-tax, before interest and taxes, or before interest, taxes, depreciation and amortization. “Restricted employees” are generally “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code, unless the Compensation Committee specifically provides at the time of any grant that such participant will not be considered a restricted employee. The performance goals applicable to any award to a participant who is not a restricted employee may include any other management objectives designated by the Compensation Committee. The Compensation Committee must certify the achievement of performance goals with respect to awards made to restricted employees, in order for the award to be earned.
      If the Compensation Committee determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances render the business criteria unsuitable, the Compensation Committee may modify the business criteria or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of a restricted employee where such an action would be the only factor which would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Internal Revenue Code.

      Awards to Non-Employee Officers or Directors. The Compensation Committee may, in its discretion, authorize the grant of option rights or the grant or sale of restricted shares or share equivalent units to officers or directors of ChoicePoint who are not employees of ChoicePoint or its subsidiaries. Each such grant or sale will be upon terms and conditions consistent with those described above for employees.
      Foreign Employees and Providers of Services. The Compensation Committee may provide for special terms for awards to participants who are foreign nationals or who are employed by, or provide services to, ChoicePoint or any of its subsidiaries outside of the United States of America as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Compensation Committee may approve supplements, amendments, restatements or versions of the 2006 plan as it deems necessary for such purposes so long as such supplements, restatements and versions are consistent with the 2006 plan. The 2006 plan includes provisions applicable to awards with respect to residents of the United Kingdom.
      Transferability. Except as described below, no award under the 2006 plan is transferable by a participant other than by designation of a beneficiary or by will or the laws of descent and distribution or, during a participant’s lifetime, with the consent of ChoicePoint’s chief financial officer or its vice president with responsibility for compensation and benefits. No transfers are permitted in any event for tangible consideration paid to the participant or a prior transferee. In any case, unless the compensation committee provides otherwise, such a transfer may only be made to a family member of the participant or a trust or partnership for a family member or to a tax-exempt charity. Only the participant, or the participant’s guardian or legal representative in the event of the participant’s legal incapacity, or a transferee described above, may exercise option rights or appreciation rights or other awards during the participant’s lifetime. Any transferee will be subject to the same terms and conditions under the 2006 plan as the participant.
      Adjustments. The number, kind, and price of shares covered by outstanding awards are subject to adjustment by the Compensation Committee in its discretion in the event of stock combinations, changes in our capital structure, mergers, spin-offs, partial or complete liquidation, and similar events. The Compensation Committee may also make or provide for adjustments in the numbers of shares available under the 2006 plan and available for specific kinds of awards under the 2006 plan as the compensation committee may determine appropriate to reflect such a transaction or event, and said numbers shall be automatically adjusted in the event of a stock dividend or stock split.
      Change in Control. A definition of change in control is specifically included in the 2006 plan, the full text of which is attached to this proxy statement as APPENDIX A. Generally, a change in control includes the acquisition by a person of 30% or more of our voting securities, specified changes in the Board of Directors and specified business combination transactions and similar events. Awards under the 2006 plan may provide for acceleration of exercisability or early termination of restrictions in the event of a change in control.
      To the extent an award under the 2006 plan is deemed to be vested or restrictions lapse, expire or terminate upon a change in control and the change in control does not meet the requirements of Section 409A of the Internal Revenue Code, payment will be made to the participant at the earliest of (i) the date of the participant’s separation from service (determined in accordance with Section 409A), or, for certain employees specified in Section 409A, six months from the date of such separation of service, (ii) the date otherwise payable under the 2006 plan, if permitted by Section 409A, and (iii) the participant’s death.
      Withholding Taxes. To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2006 plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of the payment or the realization of the benefit that the participant or the other person make arrangements satisfactory to us for payment of the balance of taxes required to be withheld. These arrangements, in the discretion of the Compensation Committee, may include relinquishment of a portion of the benefit.

      Administration and Amendments. The 2006 plan is to be administered by the Compensation Committee. The Board of Directors elects the Compensation Committee, which shall consist of not less than three directors who meet the standards for independence established by applicable requirements of the Internal Revenue Code, the Securities Exchange Commission and relevant stock exchanges. Awards are granted at the discretion of the Compensation Committee and are therefore not yet determinable. The Compensation Committee’s interpretation of the 2006 plan and related agreements and documents is final and conclusive. The 2006 plan may be amended from time to time by the Compensation Committee, provided shareholder approval of any amendment will be obtained when required by applicable law or the rules of any national securities exchange upon which the shares of common stock are then traded or quoted.
      Termination. No grant under the 2006 plan may be made more than ten years after the 2006 plan is approved by the shareholders, but all grants made on or before the tenth anniversary will continue in effect after that date subject to the terms of those grants and the 2006 plan. Option rights and appreciation rights will not continue to be exercisable in any event beyond seven years from the date of grant.
Federal Income Tax Consequences
      The following is a brief summary of the federal income tax consequences of certain transactions under the 2006 plan based on federal income tax laws in effect on January 1, 2006. This summary is not intended to be complete and does not describe state or local tax consequences.
      Non-Qualified Stock Options. In general, (i) no income will be recognized by an option holder at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the option holder in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as a capital gain (or capital loss).
      Incentive Stock Options. No income generally will be recognized by an option holder upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the option holder pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of those shares is made by the option holder within two years after the date of grant and within one year after the transfer of those shares to the option holder, then upon sale of those shares, any amount realized in excess of the option price will be taxed to the option holder as a capital gain and any loss sustained will be a capital loss. If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the option holder generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of those shares at the time of exercise, or, if less, the amount realized on the disposition of those shares in a sale or exchange, over the option price paid for those shares.
      Appreciation Rights. No income will be recognized by a participant in connection with the grant of an appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock received upon exercise.
      Restricted Shares. The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares, reduced by any amount paid by the participant for those restricted shares, at such time as the shares are no longer subject to forfeiture or restrictions on grant for purposes of Section 83 of the Internal Revenue Code. However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of grant of the shares equal to the excess of the fair market value of those shares, determined without regard to the forfeiture restrictions and restrictions on transfer, over the purchase price, if any, of those restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the forfeiture restrictions and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant.
      Deferred Shares. No income generally will be recognized upon the award of deferred shares. The recipient of a deferred share award generally will be subject to tax at ordinary income rates on the fair market value of nonrestricted shares of common stock on the date that those shares are transferred to the participant under the award, reduced by any amount paid by the participant for the deferred shares.
      Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock received.
      Share Equivalent Units. No income generally will be recognized upon the grant of share equivalent units. Upon distribution of the value of those units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted common shares received.
      Annual Incentive Awards. A participant will generally be taxed as on ordinary income in the year of receipt of cash paid to the recipient based on an annual incentive award.
      Tax Consequences to ChoicePoint or its Subsidiaries. To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.
      THE CHOICEPOINT BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE CHOICEPOINT INC. 2006 OMNIBUS INCENTIVE PLAN.

REPORT OF AUDIT COMMITTEE
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements to be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 with management. In addition, the Audit Committee reviewed and discussed with management the assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005.
      In connection with their audit of the Company’s financial statements for the year ended December 31, 2005, the Company’s independent registered public accountants, Deloitte & Touche LLP (“Deloitte”), were responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. In addition, Deloitte was responsible for expressing an opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005.
      The Audit Committee discussed with Deloitte the matters required by Statement of Accounting Standards No. 61, as amended. In addition, the Audit Committee received from and discussed with Deloitte the written disclosures and letter from Deloitte required by the Independence Standards Board Standard No. 1 regarding their independence.
      The members of the Audit Committee are independent as required by the listing standards of the New York Stock Exchange and the independence requirements promulgated by the Securities and Exchange Commission.
      The Company’s Board of Directors has approved a written charter for the Audit Committee. The charter is reviewed annually and was most recently reviewed and approved on February 24, 2006.
      The Audit Committee discussed with the Company’s internal auditors and independent registered public accountants the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accountants to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC. The Audit Committee and the Board have also approved, subject to shareholder ratification, the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2006.
      The Audit Committee has approved a policy prohibiting the Company from hiring into a senior financial reporting role any current or former employee of the independent registered public accountants who was a member of the audit engagement team within the past year.

Audit Committee

JOHN B. MCCOY (Chairman)
JAMES M. DENNY
CHARLES I. STORY
      THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS, EXCEPT TO THE EXTENT THAT CHOICEPOINT SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

PROPOSAL NO. 4 — RATIFICATION OF APPOINTMENT OF
CHOICEPOINT INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
General
      The ChoicePoint Board of Directors has selected Deloitte & Touche LLP as ChoicePoint’s independent registered public accountants for the fiscal year ending December 31, 2006 and recommends that the shareholders vote for the ratification of such appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent registered public accountants at any time during the year if the Board of Directors determines that such a change would be in the best interests of ChoicePoint and its shareholders. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
      THE CHOICEPOINT BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS CHOICEPOINT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.
AUDIT FEES AND OTHER FEES
      During fiscal years 2004 and 2005, ChoicePoint retained Deloitte & Touche LLP to provide services in the following categories and amounts:

	2004	2005

Audit Fees(1)	$504,330	$672,000-$752,000
Audit-Related Fees(2)	$137,000	$92,900
Tax Fees(3)	$0	$0
Sarbanes-Oxley 404 Fees(4)	$1,337,300	$1,049,000-$1,130,000
All Other Fees(5)	$0	$0

(1)	Audit fees include audit of the annual financial statements and quarterly reviews.

(2)	2005 and 2004 audit-related fees include agreed-upon procedures reports, acquisitions and accounting consultations. The 2004 audit-related fees also include benefit plan audits and other audit services.

(3)	No tax services were provided by Deloitte & Touche LLP for fiscal 2004 or 2005.

(4)	Fees related to the audit of management’s assessment of the Company’s internal control over financial reporting. The actual amount of these fees has not been determined.

(5)	No other services were provided by Deloitte & Touche LLP for fiscal 2004 or 2005.
      Pursuant to its charter, the Audit Committee must pre-approve all audit and non-audit services to be performed by the independent registered public accountants. Commencing in 2002, as a matter of corporate policy, the Company’s independent registered public accountants will not perform any services other than audit and audit-related services.
OTHER MATTERS
ChoicePoint Shareholder Proposals
      Any shareholder proposal, including nominations for candidates for election as directors, intended for inclusion in the proxy statement for ChoicePoint’s 2007 Annual Meeting of Shareholders must be received by ChoicePoint at its principal executive offices on or before November 24, 2006. In accordance with ChoicePoint’s bylaws, any shareholder proposal submitted for consideration at next year’s annual meeting and any shareholder director nomination (even if not submitted for inclusion in the proxy statement) must be received by ChoicePoint at its principal executive offices on or before November 24, 2006 and must comply with the written notice requirements specified in ChoicePoint’s bylaws or such proposal or nomination will be considered out of order and will not be acted upon at ChoicePoint’s 2007 Annual Meeting of Shareholders.
Certain Relationships and Related Transactions
      During 2005, Mr. Langone, a director of ChoicePoint, served as a director of The Home Depot, Inc. In 2005, the Company performed services for The Home Depot, Inc. through the Business Services segment totaling approximately $21.5 million ($20.3 million net of pass-through expenses). These services were the result of arm’s-length negotiations in the ordinary course of business.
      Until April 2005, Mr. Langone served as a director of General Electric Company. During 2005, the Company performed business outsourcing, software solutions, marketing services, public records and background screening services for General Electric Company and its subsidiaries through the Marketing Services, Insurance Services and Business Services segments totaling approximately $12.5 million. These services were the result of arm’s-length negotiations in the ordinary course of business.
      Mr. Thomas M. Coughlin, a former director of ChoicePoint, served as Vice Chairman of Wal-Mart Stores, Inc. until his retirement in January 2005 and as a director of Wal-Mart until March 2005. In 2005, the Company performed services for Wal-Mart through the Business Services segment totaling approximately $2.8 million. These services were the result of arm’s-length negotiations in the ordinary course of business. Mr. Coughlin resigned from the ChoicePoint Board of Directors in October 2005.
ChoicePoint Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act and the regulations of the SEC require ChoicePoint’s executive officers, directors and persons who beneficially own more than 10% of the ChoicePoint common stock to file initial reports of ownership and changes in ownership of the ChoicePoint common stock with the SEC and the NYSE. Executive officers, directors and ChoicePoint 10% shareholders are required by the regulations of the SEC to furnish ChoicePoint with copies of all reports that they file pursuant to Section 16(a). In addition, Item 405 of Regulation S-K requires ChoicePoint to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by Section 16(a) during the most recent fiscal year or prior fiscal years. To ChoicePoint’s knowledge, based upon a review of the copies of such forms furnished to ChoicePoint and written representations from ChoicePoint’s executive officers and directors, all filing requirements applicable to ChoicePoint’s executive officers, directors and persons who beneficially own more than 10% of the ChoicePoint common stock complied with the applicable reporting requirements for 2005, except for Jeffrey J. Glazer, whose initial statement of beneficial ownership of securities was inadvertently filed late.
Annual Report to Shareholders/ Annual Report on Form 10-K
      The Annual Report to Shareholders of ChoicePoint Inc. for the year ended December 31, 2005, including audited financial statements, accompanies this proxy statement. The Annual Report does not form any part of the material for the solicitation of proxies. Additionally, ChoicePoint files an Annual Report on Form 10-K with the SEC. A COPY OF CHOICEPOINT’S MOST RECENT FORM 10-K WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER WHO MAKES WRITTEN REQUEST TO THE OFFICE OF THE CORPORATE SECRETARY, CHOICEPOINT INC., 1000 ALDERMAN DRIVE, ALPHARETTA, GEORGIA 30005.
Other Matters at the Annual Meeting
      ChoicePoint is unaware of any matter to be presented at the ChoicePoint annual meeting other than as described in this proxy statement. If other matters are properly presented at the Annual Meeting, the persons named in the enclosed form of proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including, without limitation, any proposal to adjourn or postpone the Annual Meeting.
Expenses of Solicitation
      ChoicePoint has retained Morrow & Co., Inc. to aid in the solicitation of proxies. ChoicePoint estimates the cost of these services to be approximately $7,000, plus out-of-pocket expenses. The cost of soliciting proxies will be borne by ChoicePoint. Proxies may be solicited by personal interview, mail or telephone. In addition, ChoicePoint may reimburse brokerage firms and other persons representing beneficial owners of shares of ChoicePoint common stock for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by ChoicePoint’s executive officers, directors and regular employees, without additional compensation, personally or by telephone or facsimile transmission.

By Order of the Board of Directors,

David W. Davis
Corporate Secretary
Alpharetta, Georgia
March      , 2006

APPENDIX A
CHOICEPOINT INC.
2006 Omnibus Incentive Plan
      1. Purpose. The purpose of the 2006 Omnibus Incentive Plan (the “Plan”) is to attract and retain directors, officers and key employees for ChoicePoint Inc. (the “Corporation”) and its Subsidiaries and to provide to such persons incentives and rewards for superior performance. The Plan contains provisions for both annual incentives, which will generally be paid in cash, and long-term incentives, which may be represented by equity interests in the Corporation and/or cash.
      2. Definitions. As used in this Plan,
      “Annual Meeting” means the annual meeting of shareholders of the Corporation.
      “Annual Incentive Award” means the cash award described in Sections 16 through 19 of this Plan.
      “Appreciation Right” means a right granted pursuant to Section 5 of this Plan, including a Free-standing Appreciation Right or a Tandem Appreciation Right.
      “Base Compensation” means the aggregate payments made on a biweekly basis during the Plan Year at the base rate of pay applicable to a Participant for the payroll period in question, but not including bonuses, commissions or other similar amounts, nor any benefit plan contributions, nor any such compensation received during, or as a consequence of, an approved leave of absence. Base Compensation shall include any such base rate compensation the receipt of which may have been deferred by the Participant’s election. Base Compensation shall only include said amounts paid (or deferred) during the portion of a Plan Year in which a person is a Participant.
      “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.
      “Board” means the Board of Directors of the Corporation.
      “Business Criteria” means the criteria established pursuant to this Plan for Participants who have received grants pursuant to this Plan, with respect to grants which are paid either in Common Shares or in cash, where those grants are conditioned by their terms upon satisfaction of Performance Goals in relation to said criteria. Business Criteria may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, business unit, division, department, region or function within the Corporation or Subsidiary in which the Participant is employed. The Performance Goals relating to the Business Criteria may be made relative to the performance of other corporations. The Performance Goals applicable to an award to a Restricted Employee shall be based on specified levels of achievement, growth or improvement with respect to one or more of the following Business Criteria:

(1) Earnings (Gross, Operating, Pre-Tax, Before Interest and Taxes (EBIT), Before Interest, Taxes, Depreciation and Amortization (EBITDA), Net)

a) Per share

b) Margin

(2) Cash Flow (Operating, Free, Net)

(3) Revenue

(4) Economic Value Added (EVA)

(5) Total Shareholder Return

(6) Return on:

a) Equity (Beginning, Ending, Average)

b) Assets (Beginning, Ending, Average, Net, Employed)

c) Capital (Beginning, Ending, Average)

d) Investment (Beginning, Ending, Average)

(7) Price of Any Security of the Corporation

(8) Book Value per Share

(9) Operating Performance

(10) Strategic Initiatives

(11) Operating Profit After Amortization (OPAA)
      If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Business Criteria unsuitable, the Committee may in its discretion modify such Business Criteria, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Restricted Employee where such action would be the only factor which would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Business Criteria as to the Restricted Employee.
      “Change in Control” shall have the meaning provided in Section 14 of this Plan.
      “Code” means the Internal Revenue Code of 1986, as amended from time to time.
      “Committee” means the committee (or a subcommittee) described in Section 24 of this Plan.
      “Common Shares” means shares of common stock, $.10 par value per share, of the Corporation or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 13 of this Plan.
      “Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or Share Equivalent Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective.
      “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.
      “Deferred Shares” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.
      “Designated Subsidiary” means a Subsidiary that is (i) not a corporation or (ii) a corporation in which at the time the Corporation owns or controls, directly or indirectly, less than 80 percent of the total combined voting power represented by all classes of stock issued by such corporation, as referenced in Section 20 below.
      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
      “Family Member” means a Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, siblings (including half-brothers and sisters), nieces, nephews and in-laws.
      “Free-standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.
      “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

      “Market Value per Share” means, as of any particular date, the closing price of the Common Shares on a national stock exchange on said date, or if said date is not a business date, the immediately preceding business date.
      “Non-Employee Officer or Director” means an officer or director of the Corporation who is not an employee of the Corporation or any Subsidiary.
      “Optionee” means the optionee named in an agreement evidencing an outstanding Option Right.
      “Option Price” means the purchase price payable on exercise of an Option Right.
      “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 10 of this Plan.
      “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer, or other key employee of the Corporation or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and shall also include each Non-Employee Officer or Director who receives an award pursuant to Section 10 of this Plan, or any other person, whether or not an employee, Director or officer, who renders significant services as a consultant or otherwise, in the discretion of the Committee. This definition may only be expanded with the approval of the shareholders of the Corporation.
      “Performance Goal” means the level of achievement, growth or improvement with respect to one or more Business Criteria, or with respect to an award or grant to an individual who is not subject to the restrictions of this Plan applicable to Restricted Employees, any other management objectives designated by the Committee, which must be met to earn a stated award or grant hereunder within a stated Performance Period. Any such determination made by the Committee shall include a minimum acceptable level of achievement, below which no award will be paid, and a maximum level above a Performance Goal which may result in incremental additional payment, and a formula for determining the amount of payment if performance falls between said minimums and maximums. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render a Performance Goal unsuitable, the Committee may in its discretion modify such Performance Goal or the related minimum acceptable level of achievement, or maximum level for which incremental benefits will be paid, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Restricted Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Performance Goals as to the Restricted Employee. The satisfaction of a Performance Goal applicable to any award to a Restricted Employee must be certified by the Committee in each case.
      “Performance Period” means, with respect to Performance Goals, the period of time within which the relevant performance is to be measured, which shall not be less than one year, except in the event of certain occurrences, including but not limited to retirement or Change in Control, provided elsewhere in the Plan.
      “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.
      “Performance Unit” means a bookkeeping entry that records a unit equivalent to $100.00 awarded pursuant to Section 8 of this Plan.
      “Plan Year” means the Corporation’s fiscal year.
      “Restricted Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision). The Committee may, however, specifically provide at the time of granting an award or grant under this Plan that such a person is not to be considered a Restricted Employee for these purposes.

      “Restricted Shares” means Common Shares granted or sold pursuant to Section 6 or Section 10 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 or Section 10 has expired.
      “Retirement” means termination of employment after the attainment of a minimum age of 50 and completion of that number of years service with the Corporation or a Subsidiary which, when added to the Participant’s age at said time, equals at least 75; unless the Committee provides differently in a specific grant or award. With respect to Non-Employee Officers and Directors, “Retirement” shall mean cessation of service after the sixth anniversary of commencement of service in said capacity.
      “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.
      “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
      “Share Equivalent Unit” means a bookkeeping unit, described in Section 9 or Section 10 of this Plan the value of which at the time of grant is equal to the Market Value per Share of a Common Share.
      “Spread” means the excess of the Market Value per Share of the Common Shares (i) on the date when an Appreciation Right is exercised, over the Fair Market Value per Share as of the date the Appreciation Right is granted, or (ii) on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the related Option Right.
      “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Corporation owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.
      “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.
      “Voting Shares” means at any time, the then-outstanding securities entitled to vote generally in the election of directors of the Corporation.
      3. Shares Available Under the Plan.

(a) Subject to adjustment as provided in Section 13 of this Plan, the number of Common Shares that may be issued or transferred to Participants (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) in payment of Share Equivalent Units, (vi) pursuant to Other Awards specified in Section 11 of this Plan or (vii) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 1,500,000 shares of which no more than 200,000 shares in the aggregate shall be granted as Restricted Shares, or Deferred Shares, or as Performance Shares, Performance Units, Share Equivalent Units or Other Awards, but only to the extent distributed in shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Subject to the adjustments provided for in Section 13 below, the number of Common Shares which may be issued or transferred to Participants pursuant to the first sentence of this subsection (a) may only be increased with the approval of the shareholders of the Corporation.

(b) The number of Common Shares covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant, and therefore the total number of shares available under the Plan as of a given date shall not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (i) the number of Common Shares tendered or otherwise used in payment of the Option Price of an Option Right shall nonetheless reduce the aggregate plan limit described above; (ii) the number of Common Shares withheld by the Company to satisfy the tax withholding obligation shall reduce the aggregate plan limit described above; and (iii) the number of Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not Common Shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to this Plan. In the event that the Company repurchases shares with option right proceeds, those shares will not be added to the aggregate plan limit described above.

(c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, the aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 1,500,000 shares, subject to adjustments as provided in Section 13 of this Plan.

(d) Notwithstanding any other provision of this Plan to the contrary, no Participant shall be granted Option Rights for more than 750,000 Common Shares during any plan year, subject to adjustments as provided in Section 13 of this Plan. Further, in no event shall any Participant in any plan year receive more than 750,000 Appreciation Rights, subject to adjustments as provided in Section 13 of this Plan.

(e) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any Plan Year receive an award of Performance Shares, Performance Units, Share Equivalent Units, Deferred Shares or Restricted Shares pursuant to this Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $4,000,000, nor shall a Restricted Employee receive an Annual Incentive Award in any Plan Year in excess of $4,000,000.
PROVISIONS RELATING TO LONG-TERM INCENTIVES (SECTIONS 4-15)
      4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each grant shall specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant shall specify an Option Price per share, which may be no less than 100 percent of the Market Value per Share on the Date of Grant.

(c) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Corporation, (ii) by the actual or constructive transfer to the Corporation of nonforfeitable, unrestricted Common Shares owned by the Optionee (or other consideration authorized pursuant to subsection (d) below) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

(d) The Committee may determine, at or after the Date of Grant, that payment of the Option Price of any option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, Deferred Shares, Performance Shares (based, in each case, on the Market Value per

Share on the date of exercise), other Option Rights (based on the Spread on the date of exercise), Share Equivalent Units or Performance Units. Unless otherwise determined by the Committee at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this paragraph, the Common Shares received upon the exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of (i) the number of shares or Performance Shares, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Share Equivalent Units or Performance Units surrendered.

(e) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to the Corporation of some or all of the shares to which such exercise relates.

(f) No grant may provide for the automatic grant of reload option rights to an Optionee upon the exercise of Option Rights.

(g) No outstanding Option Right may be amended to reduce the Option Price. Furthermore, no Option Right shall be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Corporation. This Section 4(g) is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 13 of this Plan.

(h) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(i) Each grant shall specify the period or periods of continuous service by the Optionee with the Corporation or any Subsidiary which is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control, Retirement, death or disability of the Optionee or other similar transaction or event, or may provide for the continuation of vesting following the occurrence of any such transaction or event.

(j) In lieu of the period of performance referred to in subparagraph (i) above, any grant of Option Rights may specify Performance Goals that must be achieved as a condition to the exercise of all or a portion of such rights. The grant may provide for earlier exercise of such Option Rights in the event of a Change in Control, Retirement, death or disability of the Optionee or other similar transaction or event during a Performance Period.

(k) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” as contained in Section 3401(c) of the Code.

(l) The Committee may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

(m) The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(n) Each grant shall specify the term of the Option Right; provided, however, that no Option Right shall be exercisable more than seven (7) years from the Date of Grant.

(o) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

      5. Appreciation Rights. The Committee may also authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Corporation an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Optionee or retain in the Committee the right to elect among those alternatives.

(b) Any grant may specify that the amount payable by the Corporation on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(d) Any grant may specify that such Appreciation Right may be exercised only in the event of a Change in Control or other similar transaction or event.

(e) Each grant of Appreciation Rights shall be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to and accepted by the Participant, which agreement shall describe such Appreciation Rights, identify the related Option Rights, if any, state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(f) In lieu of the waiting periods referred to in subparagraph (c) above and (h)(iii) below, any grant of Appreciation Rights may specify Performance Goals that must be achieved as a condition of the exercise of all or a portion of such rights.

(g) Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation. In addition, a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.

(h) Regarding Free-standing Appreciation Rights only:

(i) Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to such Participant remain unexercised;

(iii) Each grant shall specify the period or periods of continuous service by the Participant with the Corporation or any Subsidiary that is necessary, or the Performance Goals that must be achieved, before the Free-standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a Change in Control, Retirement, death or disability of the Participant or other similar transaction or event as approved by the Committee; and

(iv) No Free-standing Appreciation Right granted under this Plan may be exercised more than seven (7) years from the Date of Grant.

(i) No outstanding Appreciation Right may be amended to reduce the Market Value per Share on the Date of Grant. Furthermore, no Appreciation Right shall be cancelled and replaced with awards having a lower Market Value per Share on the Date of Grant without further approval of the shareholders of the Corporation. This Section 5(i) is intended to prohibit the repricing of “Underwater” Appreciation Rights and shall not be construed to prohibit the adjustments provided for in Section 13 of this Plan.

      6. Restricted Shares. The Committee may also authorize the grant or sale to Participants of Restricted Shares. Each such grant or sale may utilize any or all of the authorizations contained in subparagraphs (b), (e) and (f), and shall be subject to all of the requirements contained in subparagraphs (a), (c), (d) and (g) below:

(a) Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

(c) Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant, or upon achievement of Performance Goals referred to in subparagraph (e) below. If the elimination of said restrictions is based on the passage of time rather than the achievement of Performance Goals, the period of time shall be no shorter than three (3) years, except that said restrictions may be removed no more than once every twelve months commencing with the Date of Grant, on a ratable basis during the three year period. Any grant or sale may nonetheless provide for the earlier termination of such period in the event of a Change in Control or similar transaction, Retirement, death or disability of the Participant as approved by the Committee.

(d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted except as permitted in Section 12 below, or as may be prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Shares may specify Performance Goals which, if achieved, will result in termination or early termination of the restrictions applicable to all or a portion of such shares.

(f) Any such grant or sale of Restricted Shares may require that any or all cash dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and held in a notional cash account for the Participant which shall be subject to the same restrictions as the underlying award, and distributed, when appropriate, in cash, without interest. Any stock dividends shall be subject to the same restrictions as the Shares upon which said dividends are declared.

(g) Each grant or sale of Restricted Shares shall be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Corporation until all restrictions thereon shall have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.
      7. Deferred Shares. The Committee may also authorize the grant or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations contained in subparagraph (b), and shall be subject to all of the requirements contained in subparagraphs (a), (c), (d) and (e) below:

(a) Each such grant or sale shall constitute the agreement by the Corporation to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale shall be subject, except (if the Committee shall so determine) in the event of a Change in Control or other similar transaction or event, Retirement, death or disability, to a Deferral Period of not less than three (3) years, except that a grant may provide that the Deferral Period will expire ratably during said three-year period, no more than once every twelve months commencing with the Date of Grant, as determined by the Committee at the Date of Grant.

(d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award except to the extent provided in Section 12 below and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(e) Each grant or sale of Deferred Shares shall be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.
      8. Performance Shares or Performance Units. The Committee may also authorize the grant of Performance Shares or Performance Units that will become payable to a Participant upon achievement of specified Performance Goals. Each such grant may utilize any or all of the authorizations contained in subparagraphs (f), (g) and (i), and shall be subject to all of the requirements contained in subparagraphs (a), (b), (c), (d), (e) and (h) below:

(a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains.

(b) The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time not less than 1 year, (except in the event of a Change in Control or other similar transaction or event, Retirement, death or disability of the Participant, if the Committee shall so determine) commencing with the Date of Grant and ending on the last date of the Performance Period (as shall be determined by the Committee at the time of grant).

(c) Any grant of Performance Shares or Performance Units shall specify Performance Goals which, if achieved, will result in payment or early payment of all or a portion of the award.

(d) Each grant shall specify a minimum acceptable level of achievement in respect of the specified Performance Goals below which no payment will be made.

(e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units which have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

(g) The Committee may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof which shall be subject to the same Performance Goals, and if declared in cash, shall be held in a notional cash account to be distributed where appropriate, in cash without interest.

(h) Each grant of Performance Shares or Performance Units shall be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant, which agreement shall state that such Performance Shares or Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(i) Any grant of Performance Shares or Performance Units may provide for appropriate adjustments to Performance Goals and awards or deemed achievement thereof, in the event of a Change in Control, Retirement, death or disability of the Participant, or other similar transaction or event during the Performance Period; provided, however, that any such adjustments shall be subject to the definition of Performance Goals contained in Section 2 of this Plan as to any Restricted Employee.
      9. Share Equivalent Units. The Committee may also authorize the grant of Share Equivalent Units to a Participant hereunder, subject to the following terms and conditions:

(a) Each grant shall specify the number of Share Equivalent Units to which it pertains.

(b) Share Equivalent Units allocated to a Participant shall be credited to a ledger account established and maintained for such Participant on the books and records of the Corporation. Such ledger account, including units credited thereto, shall be bookkeeping entries only and shall not require the Corporation to segregate or otherwise earmark or reserve assets. No Common Shares shall be issued or issuable at the time units are credited to a ledger account established hereunder.

During any period in which Share Equivalent Units are credited to a ledger account, the Committee may provide (i) that an amount equal to the dividends payable with respect to Common Shares represented by units credited to such account shall be credited as of each dividend payment date, and/or (ii) that any stock dividend, stock split or other recapitalization shall be reflected in the credits made to such ledger account. Any such ledger account shall be subject to the same restrictions as the Share Equivalent Units.

(c) Share Equivalent Units allocated to a Participant shall be distributable in accordance with the terms and conditions imposed by the Committee. When any such unit is or becomes distributable, the affected Participant shall be entitled to receive a distribution from the Corporation in such form, which may include Common Shares, with or without legends, Restricted Stock, cash or a combination thereof, as the Committee shall determine.

(d) The allocation of Share Equivalent Units to a ledger account shall not entitle a Participant to exercise the rights of a stockholder of the Corporation until the issuance of Common Shares with respect to such allocation.

(e) Unless otherwise provided by the Committee, if a Participant severs his or her employment, or ceases to serve as a Non-Employee Officer or Director with the Corporation and all Subsidiaries with Share Equivalent Units credited to his or her ledger account, the Participant shall forfeit all rights to said Share Equivalent Units, subject to the provisions of Section 15(b) below.

(f) The Committee may provide that a grant of Share Equivalent Units shall specify Performance Goals which, if achieved, will result in payment or early payment of the award.

(g) Each grant may provide that, in the event of a Change in Control or other similar transaction or event prior to satisfaction of the conditions for distribution of such Share Equivalent Awards, said conditions shall be deemed partially or fully satisfied.

      10. Awards to Non-Employee Officers or Directors. The Committee may also grant Restricted Shares, Option Rights and Share Equivalent Units to Non-Employee Officers or Directors.
      Each such grant shall be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to the grantee and shall contain such terms and provisions, consistent with the provisions of this Plan relevant to the type of grant or award made, as the Committee may approve.
      11. Other Awards. The Committee shall have the authority to specify the terms and provisions of other equity-based or equity-related awards not described above (“Other Awards”) which the Committee determines to be consistent with the purpose of the Plan and the interests of the Corporation, which awards may provide for the acquisition or future acquisition of Common Shares by Participants.
      12. Transferability.

(a) No Option Right, Appreciation Right or other derivative security (which shall not include incentive stock options or any right to cash or to units which are not equity interests which shall not in any event be transferable) granted under the Plan shall be transferable by a Participant other than (i) to a Family Member, (ii) to a trust for the sole benefit of Family Members, (iii) to a family partnership for the sole benefit of Family Members, or (iv) to an entity which is exempt from federal income taxes pursuant to Section 501(c)(3) of the Code; provided, however, that said transfer shall be made (A) by execution and delivery of a Beneficiary Designation Form provided by the Company, or if none, by will or the laws of descent and distribution, or (B) if inter vivos, only upon the written approval of the Corporation’s Chief Financial Officer or Vice President with responsibility for compensation and benefits. Except as otherwise determined by the Committee, Option Rights, Appreciation Rights, and other awards shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative, or by the person or entity to whom a transfer has been permitted pursuant to the preceding sentence. No transfers shall be permitted in any event for tangible consideration paid to the Participant or prior transferee.

(b) The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or Share Equivalent Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.
      13. Adjustments. The Committee may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares, Performance Shares, Share Equivalent Units and Other Awards granted hereunder, in the prices per share applicable to such awards and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Similar adjustments shall be made automatically, on a purely mathematical basis, in the event of a stock dividend or stock split. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 13. A similar adjustment shall be made automatically to the number of shares specified in Section 3 of this Plan in the event of a stock dividend or stock split.

      14. Change in Control. For purposes of this Plan, a “Change in Control” shall mean if at any time any of the following events shall have occurred:

(a) The Corporation is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of Voting Shares immediately prior to such transaction;

(b) The Corporation sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Shares immediately prior to such sale or transfer;

(c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term “person” is used in Section 12(d)(3) or Section 13(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the Voting Shares;

(d) The Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

(e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s shareholders, of each Director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the Directors of the Corporation then still in office who were Directors of the Corporation at the beginning of any such period.

(f) Notwithstanding the foregoing provisions of Section 13(c) and (d) above, a “Change in Control” shall not be deemed to have occurred for purposes of this Plan (i) solely because (A) the Corporation, (B) a Subsidiary, (C) any Corporation-sponsored employee stock ownership plan or other employee benefit plan of the Corporation or (D) any employee of the Corporation or a Subsidiary, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Shares, whether in excess of 30% or otherwise, or because the Corporation reports that a change of control of the Corporation has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (ii) solely because of a change in control of any Subsidiary.

(g) Notwithstanding the foregoing provisions of this Section 14, if prior to any event described in paragraphs (a), (b), (c) or (d) of this Section 14 instituted by any person who is not an officer or director of the Corporation, or prior to any disclosed proposal instituted by any person who is not an officer or director of the Corporation which could lead to any such event, management or the Board proposes any restructuring of the Corporation which ultimately leads to an event described in paragraphs (a), (b), (c) or (d) of this Section 14 pursuant to such management or Board proposal, then a “Change in Control” shall not be deemed to have occurred for purposes of this Plan.

      15. Other Provisions Applicable to Long-Term Incentives.

(a) The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash based on Market Value per Share on the date of settlement.

(b) Any grant or award issued pursuant to Sections 4 through 11 above may provide that, in case of termination of employment or service by reason of death, disability or Retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units, or Share Equivalent Units which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 12(b) of this Plan, the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares or Performance Units or Share Equivalent Units will be deemed to have been fully earned or the time when such transfer restriction will terminate may be accelerated, or in lieu of such a provision, that the Committee may provide for such acceleration after the fact, in its discretion, or that any other limitation or requirement under any such award may be waived; provided, however, that any such action by the Committee with respect to the restriction period otherwise applicable to Option Rights will only be effective after approval of the Board in each case.
PROVISIONS RELATING TO ANNUAL INCENTIVE AWARDS (SECTIONS 16-19)
      16. Participants. The Restricted Employees of the Company and/or its Subsidiaries may also participate in the Company’s annual incentive compensation plan as the same exists from time to time (the “Annual Incentive Award” program). To the extent that they so participate, the Restricted Employees shall be subject to the provisions of these Sections 16 through 19. Any Restricted Employee whose active employment commences after the first day of a Plan Year will be eligible to earn an Annual Incentive Award which is based on Base Compensation earned during active employment in said Plan Year.
      17. Calculation of Annual Incentive Award.

(a) Each Restricted Employee who is entitled to receive an Annual Incentive Award for a Plan Year pursuant to Section 16 shall receive a cash payment after the end of said Plan Year which is a percentage of his or her Base Compensation determined by the degree of achievement of the Performance Goals established by the Committee and communicated to the Restricted Employee within the first ninety (90) days of the Plan Year. The determination of the level of said achievement will be certified by the Committee prior to the distribution of any Award, and will be final. The Performance Goals will relate to one or more Business Criteria.

(b) The Committee will assign varying weights to the achievement of multiple Performance Goals where applicable, which, with the Performance Goals themselves shall be intended to reflect the role, responsibility, impact and organizational relationships of each Restricted Employee.

(c) The Committee may determine, in its sole discretion that notwithstanding the achievement of stated Performance Goals, the amount of any Annual Incentive Award may be reduced (but not increased).
      18. Payment of Annual Incentive Award. The Annual Incentive Award shall be paid to all Restricted Employees no later than 75 days after the close of the Plan Year, in cash, unless the Restricted Employee has made a valid election to defer said award pursuant to the terms of any applicable deferred compensation plan maintained by the Corporation. Payment shall be made from the Corporation’s general assets; no trust fund shall be established for purposes of funding said payments. The Annual Incentive Award may not be assigned, transferred, mortgaged or hypothecated prior to actual receipt, except for any assignment to secure a debt to the Corporation itself, and any such attempt will be null and void.
      19. Termination of Employment Prior to Year End; Change of Control.

(a) The Annual Incentive Award will not be paid for a Restricted Employee who voluntarily terminates employment, or whose employment is terminated by the Corporation or Subsidiary, prior to the date of payment of the award, which shall in no event be subsequent to March 15 of the following calendar year (other than as a consequence of job elimination subsequent to the end of the year but prior to the date of payment); provided, however, that a pro rata award will nonetheless be paid if termination follows a Change of Control as discussed in subparagraph (b) below. Said prorated award will be calculated by inserting the actual amount of Base Compensation received by the Restricted Employee during the Plan Year in which termination occurs in the formula provided for in paragraph 18 above, and based on the assumption that the Performance Goals have been achieved in said Plan Year.

(b) In the event of a Change of Control of the Corporation, any Annual Incentive Award for the Plan Year (or portion thereof during which a Restricted Employee remains employed, if applicable) in which said Change of Control occurs will be paid to the Restricted Employee regardless of whether he remains employed by the Corporation subsequent to said Change of Control, which is no less than an amount based on the assumption that the Performance Goals have been achieved and on Base Compensation actually earned through the date of the Change in Control. This provision of the Plan may not be amended during the Plan Year in which a Change of Control occurs. The authority to amend the definition of Change of Control provided for in said Section 14 shall be exercised, for purposes of this Plan only, by the Committee. Payment of the Annual Incentive Award under these circumstances shall be made no later than the earlier of (i) thirty (30) days after termination of employment following the Change of Control or (ii) the normal date of payment for said award.

(c) Notwithstanding subparagraphs (a) and (b) above, if a Restricted Employee is a party to an individual agreement providing for severance benefits upon a Change in Control or termination of employment which include payments based on Annual Incentive Awards, the provisions of said agreement shall control.
GENERAL PROVISIONS
      20. Withholding Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. The Corporation and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.
      21. Participation by Employees and Other Providers of Services to Designated Subsidiaries. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of, or other provider of services to, a Designated Subsidiary, whether or not such Participant is also employed by or provides services to the Corporation or another Subsidiary, the Committee may require such Designated Subsidiary to agree to transfer to such person (when, as and if provided for under this Plan and any applicable agreement entered into with any such person pursuant to this Plan) the Common Shares that would otherwise be delivered by the Corporation, upon receipt by such Designated Subsidiary of any consideration then otherwise payable by such Participant to the Corporation. Any such award shall be evidenced by an agreement between the Participant and the Designated Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Committee and such Designated Subsidiary. All such Common Shares so delivered by or to a Designated Subsidiary shall be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to such Designated Subsidiary, except for purposes of the definition of “Board” and except in other cases where the context otherwise requires.
      22. Foreign Employees and Providers of Services; Specific Provisions for United Kingdom.

(a) In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by or provide services to the Corporation or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

(b) is to revise those provisions of the Plan which are required to be revised in order for grants made under the Plan, and communications concerning those grants, to be made pursuant to an “employee share scheme” and thereby to be exempt from provisions of the Financial Services and Markets Act 2000 (United Kingdom), with respect solely to grants made to residents of the United Kingdom. This subparagraph (b) shall not apply to any other grants made under the Plan.

(i) Restricted Availability of Grants. Any grants made pursuant to this subparagraph (b) shall be made only to officers and employees of the group of companies of which the Company is a member, and shall be payable only in Common Shares of the Company’s stock.

(ii) Definition of Family Member. For purposes of grants made pursuant to this subparagraph (b), “Family Members” shall mean a Participant’s children and step-children under the age of eighteen, spouses and surviving spouses.

(iii) Inapplicability of Certain Provisions of Plan. For purposes of grants made pursuant to this subparagraph (b), subparagraph (l) of Section 4, and the entireties of Sections 5, 7, 8, 9, 10, 16, 17, 18, 19 and 23 of the Plan are not applicable to said grants.

(iv) Incorporation of Remaining Plan Provisions. With the exception of the provisions noted above, the provisions of the Plan will apply or be available to all grants made pursuant to this subparagraph (b).
      23. Election to Defer Awards. The Committee also may permit Participants to elect to defer (a) the issuance of Common Shares, other than upon exercise of Options or of Stock Appreciation Rights, or (b) the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for the purposes of this Plan. The Committee also may provide that deferred settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.
      24. Administration of the Plan.

(a) This Plan shall be administered by a Committee of the Board (or subcommittee thereof), consisting of not less than three Directors appointed by the Board who meet the standards for independence established for purposes of Section 162(m) of the Code and with respect to compensation committees pursuant to the then applicable rules of the Securities Exchange Commission and any stock exchange upon which the Common Shares are traded. A majority of the

Committee (or subcommittee thereof) shall constitute a quorum, and the action of the members of the Committee (or subcommittee thereof) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee thereof). Until subsequent action of the Board, the Committee shall be the Management Compensation and Benefits Committee of the Board.

(b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Performance Units, Share Equivalent Units, Other Awards or Annual Incentive Awards and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

      25. Amendments, Etc.

(a) The Committee may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of the principal national securities exchange upon which the Common Shares are traded or quoted shall not be effective unless and until such approval has been obtained, and provided further that the restrictions of Sections 4(f) and (g) may not be amended without the approval of the shareholders of the Corporation. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Corporation’s authority to offer similar or dissimilar benefits under plans that do not require shareholder approval.

(b) The Committee may, with the concurrence of an affected Participant, cancel any agreement evidencing Option Rights or any other award granted under this Plan. In the event of such cancellation, subject to the provisions of Section 4(g) the Committee may authorize the granting of new Option Rights or other awards hereunder (which may or may not cover the same number of Common Shares which had been the subject of the prior award) in such manner, at such option price, and subject to such other terms, conditions and discretion as would have been applicable under this Plan had the cancelled Option Rights or other award not been granted.

(c) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

(d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor shall it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(e) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.
      26. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) In order to determine for purposes of Section 409A of the Code whether a Participant is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the shares of Common Stock that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(i) In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and

(ii) In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

(c) Notwithstanding any provision of this Plan to the contrary, to the extent an award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change of Control and such Change of Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then even though such award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change of Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the date that is six months after the date of the Participant’s separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.
      27. Termination. No grant shall be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Corporation, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.
      In Witness Whereof, the Company has caused this Plan to be executed effective April 25, 2006.

CHOICEPOINT INC.

By:

Title:

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.
\/ Proxy card must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing. \/

CHOICEPOINT INC.	PROXY
THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW AND “FOR” EACH OF THE MATTERS BELOW.
1.	Election of Directors
For a term to expire in 2007:

(1) M. Anne Szostak
For a term to expire in 2009:

(1) E. Renae Conley	(2) Douglas C. Curling	(3) Kenneth G. Langone	(4) Charles I. Story

☐	FOR all nominees (except as marked to the contrary)	☐	WITHHOLD authority to vote for all nominees
INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the nominee’s name in the above list.
2.	Proposal to approve amendments to the Company’s Articles of Incorporation and the Amended and Restated Bylaws to declassify the Board of Directors:

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Proposal to approve ChoicePoint Inc. 2006 Omnibus Incentive Plan:

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for ChoicePoint for the year ending December 31, 2006:

☐ FOR	☐ AGAINST	☐ ABSTAIN
5.	In their discretion, upon such other matters in connection with the foregoing or otherwise as may properly come before the meeting and any adjournment or postponement thereof, all as set forth in the Notice of Annual Meeting of Shareholders and the Proxy Statement, receipt of which is hereby acknowledged.
☐ I plan to attend the Annual Meeting of Shareholders on April 25, 2006 at 10:00 A.M.
(CONTINUED ON OTHER SIDE)

Vote by Telephone

Have your proxy card available when you call Toll-Free
1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

Vote by Telephone
Call Toll-Free using a
touch-tone telephone:
1-888-693-8683

Vote by Internet
Access the Website and
cast your vote:
www.cesvote.com

Vote by Mail
Return your proxy
in the postage-paid
envelope provided

Vote 24 hours a day, 7 days a week.
If you vote by telephone or over the Internet, do not mail your proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE CHOICEPOINT BOARD OF DIRECTORS
The undersigned hereby appoints Derek V. Smith, Douglas C. Curling, and David W. Davis and each of them, to act, with or without the other and with full power of substitution and revocation, as proxies to appear and vote on behalf of the undersigned at the Annual Meeting of Shareholders of ChoicePoint Inc. to be held on April 25, 2006 at 10:00 a.m. local time, and at any adjournment or postponement thereof.

Dated: , 2006

Signature

Signature
IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title(s).

(CONTINUED ON OTHER SIDE)